MERIDIAN HOUSING, L.P.

                    AMENDED AND RESTATED

        CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP


                Dated as of December 1, 1998









                   MERIDIAN HOUSING, L.P.

                     TABLE OF CONTENTS


                                           											  Page

Preliminary Statement ...................................	1

ARTICLE I		Defined Terms ................................	1

ARTICLE II		Name and Business ..........................	14

2.1			Name; Continuation .......................	14
2.2			Office and Resident Agent ................	14
2.3			Purpose ..................................	14
2.4			Term and Dissolution .....................	14

ARTICLE III	Mortgage, Refinancing and Disposition
			  of Property .....................................	15

ARTICLE IV		Partners; Capital ........................	16

4.1			Capital and Capital Accounts .............	16
4.2			General Partner ..........................	17
4.3			Investment Limited Partner, Special
	 		  Limited Partner, and Original Limited
		 	  Partner ..................................	17
4.4			Liability of the Limited Partners.........	18
4.5			Special Rights of the Investment
			  Limited Partner ...........................	18
4.6			Meetings .................................	20

ARTICLE V		Capital Contributions of the Investment
			  Limited Partner and the Special Limited
			  Partner ...................................	21

5.1			Payments .................................	21
5.2			Return of Capital Contributions ..........	25


ARTICLE VI		Rights, Powers and Duties of General
			  Partners ..................................	28

6.1			Authorized Acts ..........................	28
6.2			Restrictions on Authority ................	29
6.3			Personal Services ........................	31
6.4			Business Management and Control; Tax
 			  Matters Partner ..........................	31
6.5			Duties and Obligations ...................	32
6.6			Representations and Warranties ...........	35
6.7			Liability on the Permanent Mortgage ......	39
6.8			Indemnification of the General Partners ..	39
6.9			Indemnification of the Partnership and the
			  Limited Partners ...........................40

         				                                    Page

6.10			Operating Deficits .......................	41
6.11			Obligation to Complete the Rehabilitation
 			  of the Apartment Complex.................. 	42
6.12			Certain Payments to the General Partner
			  and Others ..................................44
6.13			Delegation of General Partner Authority ..	45
6.14			Assignment to Partnership ................	45

ARTICLE VII	Withdrawal of a General Partner; New
			  General Partner ............................	46

7.1			Withdrawal ................................	46
7.2			Obligation to Continue ....................	47
7.3			Withdrawal of All General Partners. .......	47
7.4			Interest of General Partner After
			  Permitted Withdrawal .......................	47
7.5			Admission of Additional General Partner(s)
			  under Certain Circumstances.................	48
7.6			Withdrawal of Sole General Partner........	.49

ARTICLE VIII	Transferability of Limited Partner
			  Interests ..................................	50

8.1			Assignments ...............................	50
8.2			Substituted Limited Partner ...............	50
8.3			Restrictions ..............................	51

ARTICLE IX		Working Capital; Borrowings ..............	51

9.1			Working Capital Loan ......................	51
9.2			Borrowings ................................	51

ARTICLE X		Profits, Losses, Tax Credits,
			  Distributions and Capital
			  Accounts ....................................52

10.1			Profits, Losses and Tax Credits ..........	52
10.2			Cash Distributions Prior to Dissolution...	54
10.3			Distributions Upon Dissolution ...........	57
10.4			Special Provisions .......................	57
10.5			Authority of the General Partners to Vary
			  Allocations to Preserve and Protect the
			  Partners' Intent ...........................	61

ARTICLE XI 	Management Agent .........................	62

ARTICLE XII 	Books and Records, Accounting, Tax
			  Elections, Etc. ............................	63

12.1			Books and Records ........................	63
12.2			Bank Accounts ............................	64
12.3			Auditors .................................	64
12.4			Cost Recovery and Elections ..............	65

         				                                    Page

12.5			Special Basis Adjustments ................	65
12.6			Fiscal Year ..............................	65
12.7			Information to Partners ..................	66

12.8			Expenses of the Partnership ..............	69

ARTICLE XIII	General Provisions .......................	70

13.1			Restrictions by Reason of Section 708 of
			  the Code ....................................	70
13.2			Amendments to Certificate .................	71
13.3			Notices ...................................	71
13.4			Word Meanings .............................	71
13.5			Binding Effect ............................	72
13.6			Applicable Law ............................	72
13.7			Counterparts ..............................	72
13.8			Financing Regulations .....................	72
13.9			Separability of Provisions ................	73
13.10			Paragraph Titles .........................	73
13.11			Extraordinary Investment Limited Partner
			  Expenses ....................................	73
13.12			Time of Admission ........................	73

GUARANTY.................................................	75

Consent and Agreement ...................................	76

Schedule A ..............................................	80


                       MERIDIAN HOUSING, L.P.

                       AMENDED AND RESTATED

           CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP


                     Preliminary Statement


	MeridianHousing, L.P. (the "Partnership") was formed as a Mississippi limited partnership pursuant to a Certificate and Agreement of Limited Partnership dated April 2, 1998 (the "Original Agreement") by and among Intervest Partners Corporation, a Mississippi corporation (the "Managing General Partner") and The New Life Ministry, Inc., a Mississippi non profit corporation (the "Administrative General Partner") (collectively referred to as the "General Partners") and Intervest Corporation as the limited partner (the "Original Limited Partner"). The Original Agreement was filed in the Filing Office on April 9, 1998.

	WHEREAS, the parties hereto now desire to enter into this Amended and Restated Certificate and Agreement of Limited Partnership to: (i) continue the Partnership, (ii) acknowledge the withdrawal of the Original Limited Partner, (iii) to admit Boston Capital Tax Credit Fund, IV, L.P. to the Partnership as Investment Limited Partner, (iv) to admit BCTC 94, Inc. as Special Limited Partner, (v) reassign the Interests in the Partnership and (vi) set forth all of the provisions governing the Partnership and the Partners herein. Certain capitalized terms used herein shall have the respective meanings specified in
Article I.

	In consideration of mutual agreements set forth herein, it is agreed and certified, the Original Agreement is hereby amended and restated in its entirety, as follows:


                             ARTICLE I

                           Defined Terms

	The defined terms used in this Agreement shall have the meanings specified below:

	Actual Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Investment Limited Partner for such year. The Actual
Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Investment Limited Partner is revised after audit or recaptured.

	Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section
4.5(b) or Section 7.4.

	Admission Date means the first date on which all parties hereto shall have executed this Agreement, or, if, pursuant to the Uniform Act, the Investment Limited Partner shall not be deemed admitted to the Partnership on such date, then the next date thereafter on which the Investment Limited Partner shall be deemed to be admitted to the Partnership under the Uniform Act.

	Affiliate means (A) as to the Investment Limited Partner, the Investment General Partner or Boston Capital, (i) such Person; (ii) each member of the Immediate Family of such Person;
(iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, such Person or of which such Person is an officer, director, partner or trustee, or with respect to which such Person serves in a similar capacity, (c) who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of such Person or of which such Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities, (d) who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities or beneficial interests of any Person referred to in the foregoing clauses
(v)(a), (v)(b) or (v)(c) or (e) who, whatever his title, performs functions for such Person or any Affiliate of such Person similar to a Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a five percent (5%) or more equity interest in such Person, or any Person having the power to direct or cause the direction of such Person, whether through the ownership of voting securities, by contract or otherwise; and (B) as to any other named Person or Persons (i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person,
(b) who owns or controls ten percent (10%) or more of the outstanding voting securities of such Person, (c) of which ten percent (10%) or more of the outstanding voting securities is owned by such Person or any of the Persons referred to in the foregoing clauses (i) through (iii), (d) who is an officer, director, partner or trustee of such Person, or (e) for which such Person acts in the capacity of officer, director, partner or trustee. An Affiliate of the Investment Limited Partner or of the Investment General Partner does not include a Person who is a partner in a partnership or joint venture with the Investment Limited Partner or any other Affiliate of the Investment Limited Partner if such Person is not otherwise an Affiliate of the Investment Limited Partner or the Investment General Partner.
For purposes of this definition, the term Affiliate shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Investment Limited Partner, the Investment General Partner or any Affiliate of either of them.

	Aggregate Cost means the sum of (i) the total Capital Contributions made or anticipated to be made by the Investment Limited Partner plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complex, which proportionate amount is equal to the Investment Limited Partner's initial pro rata interest in the profits, losses, and tax credits of the Partnership. The amount of the Aggregate Cost determined upon payment of the last of the four Installments of the Capital Contribution of the Investment Limited Partner shall not thereafter be reduced.

	Agreement means this Amended and Restated Certificate and Agreement of Limited Partnership, including Schedule A, as amended from time to time.

	Annual Partnership Management Fee means the fee payable to the General Partners pursuant to the provisions of Section
6.12(a).

	Apartment Complex means the real property located in Meridian, Lauderdale County, Mississippi, as more fully described in the Mortgage, together with (i) all buildings and other improvements constructed or to be constructed thereon and (ii) all furnishings, equipment and personal property covered by the Mortgage.

	Applicable Federal Rate means the "applicable federal rate" as defined in Section 1274(d) of the Code.

	Applicable Percentage has the meaning given to it in Section
42(b) of the Code.

	Asset Management Fee means the fee payable to BCCLP or an Affiliate thereof pursuant to Section 6.12(c).

	Auditors means Grantham, Randall, Arrington & Co. of Jackson, Mississippi, or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of Boston Capital for the purposes of preparing the Partnership income tax returns, compiling the books and records of the Partnership and reviewing financial reports of the Partnership.

	BCCLP means Boston Capital Communications Limited
Partnership, a Massachusetts limited partnership, and its successors and assigns.

	Boston Capital means Boston Capital Partners, Inc., a
Massachusetts corporation, its successors and assigns.

	Breakeven Confirmation means the date upon which the Investment Limited Partner receives a copy of the federal income tax return of the Partnership for the Partnership fiscal year in which the Breakeven Point shall have occurred.

	Breakeven Point means the first time at which, as certified by the General Partners, based upon four (4) consecutive full calendar months of Partnership operation occurring after the later to occur of (i) the Admission Date or (ii) Permanent
Mortgage Commencement (with each month taken individually), during which the rental income (including government subsidies) of the Partnership actually received on a cash basis (excluding prepaid rent) for each of such four (4) months shall have exceeded all the Partnership's expenses for such month on an accrual basis (including, but not limited to, (a) all operational costs and expenses, (b) all items payable in connection with any Mortgage, and (c) the funding of any reserves required by FmHA and/or pursuant to the terms of this Agreement), except for depreciation, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement. For purposes of the foregoing, expenses shall (i) include monthly payments of principal and interest in the amount specified in the Mortgage regardless of any forbearance thereof,
(ii) include a ratable portion of the annual amount (as estimated by the General Partners) of those seasonal expenses (such as utilities and maintenance expense) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, and (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partners' estimate of the full value of the Apartment Complex after completion of construction.

Capital Account has the meaning specified in Section 4.1(b).

	Capital Contribution means the total value of cash or property contributed and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then
Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

	Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership, but excluding the payment of Capital Contributions.

	Carryover Certification means the date upon which the Investment Limited Partner shall have received, in a form and in substance satisfactory to the Investment Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1998, the Partnership had incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 2000, so that each building in the Apartment Complex constitutes a "qualified building" for the purposes of Section 42(h)(E)(ii) of the Code.

	Cash Flow means the profits or losses of the Partnership from and after the Commencement Date subject to any applicable
FmHA or Lender requirements and to the following adjustments:

	(a)	Cost recovery deductions of buildings, improvements and
personal property and amortization of any financing fees shall not be deducted;

(b) 	Mortgage amortization shall be deducted;

	(c) 	Mortgage interest which is included in determining
profits and losses but which is not currently payable in cash shall be deducted when actually paid;

	(d) 	Payments to reserves under Section 6.5(e) shall be
deducted;

	(e) 	Any amounts paid for capital expenditures shall be
deducted, unless paid from any replacement reserve or funded through insurance;

	(f) 	The proceeds of any  Permanent Mortgage refinancing,
any sale, exchange, eminent domain taking, damage or destruction (whether insured or uninsured), or other disposition, of all or any part of the Apartment Complex (other than the proceeds of any business or rental interruption insurance) shall not be included;

	(g) 	Any rent or interest subsidy payments shall be
included;

	(h) 	The fees set forth in Sections 6.12, any interest on
the Construction and Development Fee, and any fee payable in connection with any transaction referred to in clause (f) above shall not be deducted; and

	(i) 	Prior to the later of Permanent Mortgage Commencement
or the Admission Date, an amount equal to the amount, if any, of net rental income applied to complete the construction of the Apartment Complex pursuant to Section 6.11(a) shall be deducted.

	Certificate means the Original Certificate as amended from time to time (including any amendment thereto effected by or in connection with this Agreement.)

	Class Contribution means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited Partner, the Special
Limited Partner or any Additional Limited Partner.)

	Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent or temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

	Commencement Date means the first day of the month in which the Admission Date occurs.

	Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

	Completion Date means the date upon which the Apartment Complex has been completed as evidenced by the issuance by the inspecting architect and by each governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all 48 apartment units in the Apartment Complex.

	Compliance Period means the fifteen (15)-year period commencing with the first year of the Credit Period.

	Consent of the Investment Limited Partner means the prior written consent or approval of the Investment Limited Partner.

	Construction and Development Fee means the fee described in
Section 6.12(b).

	Controlling Person has the meaning given to it in the context of Section 15 of the Securities Act of 1933, as amended.

	Cost Certification means the date upon which each Limited Partner shall have received the written certification of the Auditors, in a form and in substance satisfactory to Boston Capital, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage pertaining to each building in the Apartment Complex.

	Credit Period has the meaning given to it in Section
42(f)(1) of the Code.

	Credit Recovery Loan means a constructive interest-bearing advance of the Investment Limited Partner as more fully described in Section 5.1(f). Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for the purposes of
Section 6.2(a)(1). For the purposes of Article X, the term Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Investment Limited Partner.

	Credit Shortfall has the meaning given to it in Section
5.1(f).

	Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange or other disposition of all or any part of its Interest.

	Economic Risk of Loss has the meaning set forth in Treasury Regulation Section 1.752-2.

	89-12 Requirements means the requirements set forth in Internal Revenue Procedure 89-12 which are prerequisites to the issuance, assuming that each General Partner is a corporation, by the Service of an advance ruling that the Partnership will be taxed as a partnership and not as an association taxable as a corporation for Federal income tax purposes.

	Eligible Basis has the meaning given to it in Section 42(d) of the Code.

	Entity means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

Event of Bankruptcy means with respect to any Person,

	(i)	the entry of a decree or order for relief by a court
having jurisdiction in respect of such Person or in respect of any Controlling Person of such Person in a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or of any Controlling Person of such Person for any substantial part of such Person's property or of the property of any Controlling Person of such Person, or the issuance of an order for the winding-up or liquidation of such Person's affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or

	(ii)	the commencement by such Person or by any Controlling
Person of such Person of a proceeding seeking any decree, order or appointment referred to in clause (i), the consent by such Person to any such decree, order or the appointment, or taking of any action by such Person in furtherance of any of the foregoing.

	Filing Office means the Secretary of the State.

	FmHA means U.S.D.A. Rural Development Rural Housing Service, formerly known as the Rural Economic and Community Development
Administration, formerly known as the Farmers Home Administration of the United States Department of Agriculture.

	FmHA Loan Agreement means the FmHA Transfer and
Rehabilitation Loan Agreements by and between the Partnership and FmHA, as amended from time to time.

	General Partners means the Persons designated as the General Partners in Schedule A and any Persons who become General
Partners as provided herein, in their capacities as general partners of the Partnership. At any and all times where there is only one General Partner, the term General Partners shall mean such sole General Partner.

	Hazardous Material shall have the collective meanings given to the terms "hazardous material", "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and to the term "radioactive materials" in the context of the Atomic Energy Act, 28 U.S.C. Sec. 2344, and also includes any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term Hazardous Material also includes oil and any other substance known to be hazardous.

	HUD means the United States Department of Housing and Urban
Development.

	Immediate Family means with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

	Initial 100% Occupancy Date means the first date upon which not less than one hundred percent (100%) of the 48 apartment units in the Apartment Complex shall have been leased to and physically occupied by tenants on such date meeting the terms of the Minimum Set-Aside Test under executed FmHA-approved leases at rentals meeting the requirements of the Rent Restriction Test.

	Installment means an installment of the Investment Limited Partner's Capital Contribution paid or payable to the Partnership pursuant to Section 5.1.

	Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

	Invested Amount means (i) as to the Investment Limited Partner, an amount equal to the Capital Contribution of the Investment Limited Partner divided by 81.3% and (ii) as to any other Partner, an amount equal to its Capital Contribution.

	Investment General Partner means Boston Capital Associates IV, L.P., a Delaware limited partnership in its capacity as the general partners of the Investment Limited Partner, and any other Person who may become a successor or additional general partner of the Investment Limited Partner.

	Investment Limited Partner means Boston Capital Tax Credit Fund IV, L.P., a Delaware limited partnership, (specifically Series __ thereof), and any Person or Persons who replace it as Substituted Limited Partner, but shall not include any Special Limited Partner or Additional Limited Partner.

	Investment Partnership Agreement means the Agreement of
Limited Partnership of the Investment Limited Partner, as amended from time to time.

	Lender means FmHA, in its capacity as maker of a Mortgage loan, or its successors and assigns in such capacity.

	Limited Partners means the Investment Limited Partner, the Special Limited Partner and any Additional Limited Partner.

	Management Agent means the management and rental agent for the Apartment Complex.

	Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

	Management Fee means the Management Fee to which reference is made in Article XI.A.

	Minimum Set-Aside Test means the set aside test selected by the Partnership pursuant to Section 42(g) of the Code whereby at least 20% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 50% or less of area median income, as adjusted for family size.

	Mortgage means the mortgage indebtedness of the Partnership to FmHA; and where the context admits Mortgage shall mean and include the mortgage note evidencing such indebtedness, the mortgage or deed of trust and security agreement securing such indebtedness, the loan agreement and all other documentation related thereto which evidence and secure such indebtedness, including any FmHA documentation related thereto.

	Original Agreement has the meaning specified in the Preliminary Statement.

	Original Certificate has the meaning specified in the Preliminary Statement.

	Original General Partner has the meaning specified in the Preliminary Statement.

	Original Limited Partner has the meaning specified in the Preliminary Statement.

Partner means any General Partner or Limited Partner.

	Partner Non-Recourse Debt means any Partnership liability
(a) that is considered non-recourse under Treasury Regulation
Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the economic risk of loss.

	Partner Non-Recourse Debt Minimum Gain means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulations Sections 1.704-2(d) and 1.704(g)(3).

	Partnership means the limited partnership continued pursuant to this Agreement.

	Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2 (d).

	Partnership Non-Recourse Liability means any Partnership liability (or portion thereof) for which no Partner or Related
Person bears the Economic Risk of Loss.

	Permanent Mortgage means the permanent financing provided, or to be provided, by the FmHA for the Apartment Complex following the completion thereof. The Permanent Mortgage is to be assumed FmHA financing in the initial principal amount of $1,180,629.

	Permanent Mortgage Commencement means the first date on which all of the following shall have occurred: (a) the Completion Date; (b) the principal amount and maturity date of the Permanent Mortgage shall have been finally determined; and
(c) amortization of the Permanent Mortgage shall have commenced.

	Permanent Mortgage Commitment means the first date on which the Partnership receives the written commitment of FmHA to make the Permanent Mortgage.

Person means any individual or Entity.

	Phase I Compliance means the date on which the Investment
Limited Partner receives from the General Partner a FmHA
Environmental Report satisfactory to the Investment Limited
Partner in its sole discretion.

	Project Documents means and includes the Permanent Mortgage, the FmHA Loan Agreement, the Management Agreement, all other instruments delivered to (or required by) FmHA and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

	Projected Credit to the Investment Limited Partner (Projected Credit) means $14,019 for 1999; $67,293 per annum for the years 2000 through 2008 (inclusive); and $53,274 for 2009; provided that the Projected Credit for 2009 shall be reduced by the amount, if any, by which the Actual Credit for 1999 exceeds $14,019 and provided further that upon the occurrence of any of the events described in clauses (i), (ii) and (iii) of Section 5.1(g), the Projected Credit shall thereafter be the Revised Projected Credit.

	Prospectus means the prospectus contained in the registration statement (File No. 33-70564) filed with the Securities and Exchange Commission on behalf of the Investment Limited Partner for the registration of beneficial assignee certificates and/or limited partnership interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter amended and/or supplemented from time to time pursuant to Rule 424 under said Act, or otherwise.

	Qualified Basis has the meaning given to it in Section 42(c) of the Code.

	Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to
Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

	Related Person means a person related to a Partner within the meaning of Treasury Regulation Section 1.752-4(b).

	Rent Restriction Test means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex may not exceed thirty percent (30%) of the qualifying income levels.

	Revised Projected Credit has the meaning given to it in
Section 5.1(g).

	Schedule A means Schedule A to this Agreement as amended from time to time.

Service means the Internal Revenue Service.

	Site has the meaning given to it in the Federal
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

	Special Limited Partner means BCTC 94, Inc., a Massachusetts corporation, and any Person who becomes a Special Limited Partner as provided herein, in its capacity as a special limited partner of the Partnership.

	State means the State of Mississippi.

	State Designation means the date upon which the Partnership receives the allocation by the authorized agency of the State of a Tax Credit for the building(s) constituting the Apartment
Complex in an annual dollar amount of not less than $67,300, as evidenced by the execution by or on behalf of such agency of Form(s) 8609. For the purposes of determining State Designation, each building in the Apartment Complex shall be treated as having received an allocation of Tax Credit in an amount equal to the lesser of (i) the amount of Tax Credit carryover allocation received from the authorized agency of the State as to such building or (ii) the amount of Tax Credit set forth on the Form 8609 as to such building.

	Subordinated Loan means any loan made by the General
Partners to the Partnership pursuant to Section 6.10.

	Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section 8.2 or acquires the Interest of a Limited Partner pursuant to Section
5.2.

	Tax Accountants means Reznick, Fedder & Silverman of
Bethesda, Maryland or such other firms of independent certified public accountants as may be engaged by Boston Capital to review the Partnership income tax returns.

	Tax Credit means the low-income housing tax credit pursuant to Section 42 of the Code.

	Tax Credit Set-Aside means the date upon which the Partnership receives a preliminary reservation, effective for the year 1998, the year the Apartment Complex is expected to receive an allocation of Tax Credit, by the authorized agency of the State of Tax Credit for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $67,300, which reservation shall not have expired or been revoked prior to the date on which the First Installment is paid.

	Uniform Act means the Uniform Limited Partnership Act as adopted by the State.

	Vessel has the meaning given to it in the Federal
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

	Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal shall also mean the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event (as a result of one or more transactions) of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, "controlling interest" shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.



                       ARTICLE II

                    Name and Business

2.1 Name; Continuation

	The name of the Partnership is Meridian Housing, L.P. The Partners agree to continue the Partnership which was formed pursuant to the provisions of the Uniform Act.

	2.2 Office and Resident Agent

	(a) The principal office of the Partnership is 5750 I-55 North Frontage Road, Jackson, Mississippi 39236, at which office there shall be maintained those records required by the Uniform Act to be kept by the Partnership. The Partnership may have such other or additional offices as the General Partners shall deem desirable. The General Partners may at any time change the location of the principal office and shall give due notice thereof to the Limited Partners.

	(b) The resident agent in the State for the Partnership for service of process is as follows:

				J. Stephen Nail
				5750 I-55 North Frontage Road
				Jackson, MS 39236


2.3 Purpose

	The purpose of the Partnership is to acquire, hold, invest in, construct, rehabilitate, develop, improve, maintain, operate, lease and otherwise deal with the Apartment Complex. The Partnership shall operate the Apartment Complex in accordance with any applicable FmHA regulations and requirements. The Partnership shall not engage in any other business or activity.

2.4 Term and Dissolution

	The Partnership shall continue in full force and effect until April 8, 2097 or such other time as may be set forth in the Original Agreement except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

	(a)	The sale or other disposition of all or substantially
all of the assets of the Partnership;

	(b)	A General Partner dying, being adjudicated bankrupt,
insane or incompetent, (if a corporation or partnership) being dissolved or liquidated, or voluntarily or involuntarily withdrawing from the Partnership for any reason, including an inability to continue serving as a General Partner by law or pursuant to the terms of this Agreement, if (i) the remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in Section 7.2 and (ii) the Investment Limited Partner shall fail to exercise the right provided in Section 7.3;

	(c)	The election to dissolve the Partnership made in
writing by the General Partners with the Consent of the Investment Limited Partner and the approval (if required) of FmHA;

	(d)	The entry of a final decree of dissolution of the
Partnership by a court of competent jurisdiction; or

	(e)	Any other event which causes the dissolution of the
Partnership under the Uniform Act if the Partnership is not reconstituted pursuant to Section 7.2 or Section 7.3.

	Upon dissolution of the Partnership, the General Partners (or for purposes of this paragraph, their trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3.
Notwithstanding the foregoing, if, during liquidation, the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the General Partners may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (except the Working Capital Loan and Subordinated Loans).


ARTICLE III

Mortgage, Refinancing and Disposition of Property

	A.	Neither any General Partner nor any Related Person
shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the Economic Risk of Loss for the payment of any portion of any Mortgage. The General Partners shall cause the Partnership to elect promptly, to the extent permitted and in the manner prescribed by FmHA, that all debt service payments made by the Partnership to FmHA shall be applied first to interest determined at the stated rate set forth in the promissory note to FmHA, all as provided under FmHA regulations, and then to principal due under the Permanent Mortgage.

	B.	The Partnership may decrease, increase or refinance the
Permanent Mortgage and may make any required transfer or conveyance of Partnership assets for security or mortgage purposes, provided, however, any such decrease (except through the fifty-year amortization schedule anticipated at Permanent
Mortgage Commencement), increase or refinancing of the Permanent
Mortgage may be made by the General Partners only with the Consent of the Investment Limited Partner.

	C.	The Partnership may sell, lease, exchange or otherwise
transfer or convey all or substantially all the assets of the Partnership only with the Consent of the Investment Limited
Partner. Notwithstanding the foregoing and except as set forth in
Section 6.2(a)(6), no Consent of the Investment Limited Partner shall be required for the leasing of apartments to tenants in the normal course of operations or the leasing of all or substantially all the apartments to a public housing authority at rents satisfactory to each FmHA as expressed in writing.

	D.	The total compensation to all Persons for the sale of
the Apartment Complex shall be limited to a Competitive Real
Estate Commission, not to exceed six percent (6%) of the contract price for the sale of the Apartment Complex.


                         ARTICLE IV

                      Partners; Capital

4.1 Capital and Capital Accounts

	(a)	The Capital Contribution of each Partner shall be as
set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital
Contribution, except as may be specifically provided in this Agreement or required by law.

	(b)	An individual Capital Account shall be established and
maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. In accordance with Treasury Regulation Section 1.704-1(b), the Capital Account of each Partner shall consist of
(i) the amount of cash such Partner has contributed to the Partnership plus (ii) the fair market value of any property such Partner has contributed to the Partnership net of any liabilities assumed by the Partnership or to which such property is subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner less (iv) the amount of losses and deductions allocated to such Partner less (v) the amount of all cash distributed to such Partner less (vi) the fair market value of any property distributed to such Partner net of any liabilities assumed by such Partner or to which such property is subject less (vii) such Partner's share of any other expenditures which are not deductible by the Partnership for Federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be (viii) subject to such other adjustments as may be required under the Code. The Capital
Account of a Partner shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to
Section 734 of the Code.

	The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term "Substituted Partner" as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest.
To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital
Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains.
Nothing in this Section 4.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or Article VIII.

4.2 General Partner

	The name, address and Capital Contribution of each General Partner are as set forth on Schedule A.

4.3 Investment Limited Partner, Special Limited Partner and
Original Limited Partner

	The Original Limited Partner hereby withdraws as a limited partner of the Partnership and acknowledges that it no longer has any Interest in, or rights or claims against, the Partnership as a Limited Partner as of the Admission Date. The Investment
Limited Partner and the Special Limited Partner are hereby admitted to the Partnership as the sole Limited Partners in substitution for the Original Limited Partner as of the Admission Date and agrees to be bound by the terms and provisions of the Project Documents and this Agreement. The names and addresses of the Investment Limited Partner and the Special Limited Partner are as set forth on Schedule A. The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partner.

4.4 Liability of the Limited Partners

	None of the Investment Limited Partner, the Special Limited Partner and any Person who becomes an Additional Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Uniform Act.

4.5 Special Rights of the Investment Limited Partner

	(a)	Notwithstanding any other provision herein, to the
extent the law of the State is not inconsistent, each of the Investment Limited Partner and the Special Limited Partner shall have the right, subject to the prior written consent of FmHA (if such consent is required) to:

(i) amend this Agreement in any particular;

(ii) dissolve the Partnership;

	(iii) remove any General Partner and elect a new General Partner (A) on the basis of the performance and discharge of such General Partner's obligations constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty, or (B) upon the occurrence of any of the following: (1) such General Partner shall have violated any provisions of any Project Document or other document required in connection with any Mortgage, or any provisions of the FmHA regulations applicable to the Apartment Complex; (2) such General Partner shall have violated any provision of this Agreement, including, but not limited to, any obligation to fund any Partnership expense under Section 6.10, or such General Partner shall have violated any provision of applicable law; (3) any Mortgage shall have gone into default; or
(4) such General Partner shall have conducted its own affairs or the affairs of the Partnership in such a manner as would (a) cause the termination of the Partnership for Federal income tax purposes; or (b) cause the Partnership to be treated for Federal income tax purposes as an association taxable as a corporation;

	(iv) continue the business of the Partnership with a substitute General Partner; and

	(v) approve or disapprove the sale of all or substantially all of the assets of the Partnership.

	(b) 	Upon the removal of a General Partner, (i) without any
further action by any Partner, the Special Limited Partner or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the Investment Limited Partner shall determine is the minimum appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the Uniform Act, (ii) the remaining portion of the economic Interest of the removed General Partner shall automatically be converted to an equal economic Interest as an Additional Limited Partner,
(iii) the economic Interest of the Special Limited Partner as the Special Limited Partner shall continue unaffected by the new status of the Special Limited Partner or its designee as a General Partner, and (iv) the new General Partners pursuant to
Section 6.13.  The Special Limited Partner or any successor
General partner proposed by the Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire the Additional Limited Partner. Interest, or any portion thereof, of any removed General Partner upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed General Partner shall be fair and must protect the solvency and liquidity of the Partnership.
The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed General Partner all amounts then accrued and owing to the removed General Partner; provided, however, that notwithstanding the language of Section 6.12, Article X, Article XI and any other provision hereof, no removed General Partner or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than (i) the above-described payment for the Interest, or portion thereof, of the removed General Partner, and (ii) any such fee, compensation or other remuneration which had already been earned in full prior the date of such removal. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of the Special Limited Partner shall have been obtained to such particular agreement. The Partnership may offset against any payments to a General Partner removed under this Section 4.5 any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a General Partner for any obligations of the Partnership incurred after the effective date of its removal. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effect the provisions of this Section 4.5 and to enable the new General Partner to manage the business of the Partnership.

	(c)	In order to implement Section 4.5(a)(v), the General
Partners are hereby required, within five (5) days after their receipt of any offer to purchase the Apartment Complex or all of the Interests in the Partnership, to send a copy of such offer
(or a written description of any such oral offer) to each of the Limited Partners. If, within thirty (30) days of its receipt of any such copy of such an offer, the Special Limited Partner shall send notice to the General Partners that the Special Limited
Partner desires that the Partnership accept such offer, then the General Partners shall be required to accept such offer on behalf of the Partnership and proceed with all deliberate speed to close such transaction unless otherwise instructed by the Special
Limited Partner at any point prior to the closing of such transaction. To the extent, if any, that the Special Limited Partner shall determine, in its discretion, that the General Partners are not proceeding appropriately with respect to any such offer or closing, each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of the Partnership and any Partner as the Special Limited Partner may deem to be necessary or appropriate in order to effect the acceptance of and/or closing pursuant to any such offer in such a manner as the Special Limited Partner shall, in its discretion, determine to be appropriate.

4.6 Meetings

	The General Partner or Limited Partners holding more than ten percent (10%) of the then outstanding Limited Partner Interests may call meetings of the Partnership for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Limited Partner or his representative at his cost. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less then fifteen (15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the principal office of the Partnership.
ARTICLE V

Capital Contributions of the Investment Limited Partner and the Special Limited Partner

5.1 Payments
	(a)	The Special Limited Partner's Capital Contribution of
$10 shall be paid in full in cash on the Admission Date.  The
Investment Limited Partner's Capital Contribution shall be paid in cash installments (the "Installments"), as follows:

	(1)	$288,705 (the "First Installment") on the latest of (i)
the Admission Date, (ii) Tax Credit Set-Aside, (iii)  Permanent
Mortgage Commitment, or (iv) Phase I Compliance;

	(2)	$75,216 (the "Second Installment") on the latest of (i)
the Completion Date, (ii) Cost Certification, (iii) State
Designation, (iv) receipt of an updated title insurance policy and survey satisfactory to the Investment Limited Partner

	(3)	$75,215 (the "Third Installment") on the latest of (i)
the Initial 100% Occupancy Date, (ii) Permanent Mortgage
Commencement, or (iii) the Breakeven Point; and

	(4)	$5,000 (the "Fourth Installment") on receipt of a tax
return and an audited financial statement for the year in which Breakeven occurred;

provided, however, that the General Partners shall give the Investment Limited Partner not less than twenty-one (21) days' written notice prior to the due date of each Installment subsequent to the First Installment.

	(b)	The obligation of the Investment Limited Partner to pay
each Installment is conditioned upon delivery by the General
Partners to the Investment Limited Partner of a written certificate (the "Payment Certificate") stating that as of the date of such certificate (i) all the conditions to the payment of such Installment have been satisfied and (ii) all representations and warranties of the General Partners contained in this Agreement are true and correct. Except as provided in the final sentence of this Section 5.1(b), acceptance by the Partnership of any Installment shall constitute a confirmation that, as of the date of payment, all such conditions are satisfied and all such representations and warranties are true and correct. The obligation of the Investment Limited Partner to pay the First Installment is also conditioned upon delivery by the General
Partners to the Investment Limited Partner of both (i) a legal opinion of independent counsel to the Partnership, which opinion must be satisfactory to the Investment Limited Partner as to form, content and identity of counsel and (ii) a photocopy of an owner's title insurance policy, or an endorsement thereto, issued to the Partnership with respect to the Apartment Complex with an effective date on or after the Admission Date, in an insured amount not less than $1,727,022 from a title insurance company reasonably satisfactory to the Investment Limited Partner and evidencing the Partnership's ownership of the Apartment Complex subject only to such exclusions, exceptions, conditions and stipulations as shall be acceptable to the Investment Limited
Partner, in its sole discretion. The obligation of the Investment Limited Partner to pay the Second Installment is also conditioned upon the receipt by the Investment Limited Partner or its counsel of any documents requested by either of them in connection with the Partnership. The General Partner agrees to use best efforts to provide any such documents within five days of request. In no event shall any Installment become due until all of the conditions for all of the Installments listed prior to the Installment in question in Section 5.1(a) shall have been satisfied and all of such prior Installments shall have become due.

	(c)	The Payment Certificate for each Installment shall be
dated and delivered not less than ten (10) nor more than thirty
(30) days prior to the due date for such Installment.

	(d)	If, as of the date when an Installment would otherwise
be due, any statement required to be made in the Payment
Certificate for such Installment cannot be truthfully made, the General Partners shall notify the Investment Limited Partner of the reason why such statement would be untrue if made, and the Investment Limited Partner shall not be required to pay such Installment; provided, however, that if (i) any such statement can subsequently be truth fully made and (ii) the Investment
Limited Partner shall not have irrevocably lost, in the good faith judgment of the Investment General Partner, any material tax or other benefits hereunder, then the Investment Limited
Partner shall pay such Installment to the Partnership thirty (30) days after delivery by the General Partners to the Investment
Limited Partner of the Payment Certificate together with an explanation of the manner in which each such statement had become true.

	(e)	If with respect to any year all or a portion of which
occurs during the 60-month period commencing on the later of (i) the Admission Date or (ii) the date on which the first building in the Apartment Complex is placed in service for the purposes of
Section 42 of the Code (a "Reduction Year") the Actual Credit is or was less than the Projected Credit, then the General Partners shall pay to the Investment Limited Partner the Reduction Amount.
The Reduction Amount shall be equal to the sum of (A) the excess of the Projected Credit for such year over the Actual Credit for such year multiplied by .759 plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Investment Limited Partner as a result of such shortfall, assuming that each limited partner and/or each holder of a beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to him in the year of allocation and that such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. The Auditors shall make their determination of the amount of the Actual Credit with respect to each Reduction Year within thirty (30) days following the end of such year. The Investment Limited Partner shall be eligible to be paid a Reduction Amount as hereinabove described with respect to each Reduction Year. Any Reduction Amount shall, at the option of the Investment Limited Partner, either (i) first be applied to the Installment next due to be paid by the Investment Limited
Partner, with any portion of such Reduction Amount in excess of the amount of such Installment then being applied to succeeding Installments, provided, that if no further Installments remain to be paid or if the Reduction Amount shall exceed the sum of the amounts of the remaining Installments, then the entire Reduction Amount or the balance of the Reduction Amount, as the case may be, shall be paid by the General Partners to the Investment
Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event or (ii) be paid in its entirety by the General Partners to the Investment Limited
Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

	(f)	In the event that, for any reason, at any time after
the end of the year during which there occurs the sixty (60)- month anniversary of the later of (i) the Admission Date or (ii) the date on which the first building in the Apartment Complex is placed in service for the purposes of Section 42 of the Code, the amount of the Actual Credit shall be less than the Projected
Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Credit
Shortfall"), the Investment Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Credit Shortfall for such year plus
(ii) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Investment Limited Partner as a result of the Credit Shortfall for such year, assuming that each limited partner and/or holder of a beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to him in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(s) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this Section 5.1(f) at 9% per annum. Credit Recovery Loans shall be payable by the Partnership as provided in Section 10.2(b), Clause Fourth.

	(g)	In the event that (i) by May 1, 2000, the Limited
Partners shall not have received a written certification of the Auditors in a form and in substance satisfactory for the purpose of achieving Cost Certification and indicating that the product of the Apartment Complex's Eligible Basis and its Applicable Percentage is such that the Apartment Complex will be eligible to receive Tax Credit in an annual amount of at least $67,300, or
(ii) at any time after the Completion Date the product of the Apartment Complex's Eligible Basis and its Applicable Percentage is determined by the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $67,300, then (a) the General Partners shall pay to the Investment Limited Partner an amount equal to 99.99% of the sum of (A) the difference between (i) $67,300 and (ii) the total amount of Tax Credit allocated and available to the Partnership (the "Credit Shortage") and (B) the product of (i) the Credit Shortage and (ii) 7.59 and (b) the Projected Credit for each year shall thereafter be redefined to mean 99.99% of the total amount of Tax Credit actually so allocated and available to the Partnership for such year (the "Revised Projected Credit"). Any amount payable by the General Partners to the Investment Limited Partner pursuant to this Section 5.1(g) shall, at the option of the Investment Limited Partner, either (i) be applied first to the Installment, if any, next due to be paid by the Investment Limited Partner, and any balance of such amount payable by the General Partners in excess of the amount of such Installment shall be applied to succeeding Installments, if any, provided that if such amount payable by the General Partners exceeds the sum of the remaining Installments, if any, then an amount equal to the amount of such excess shall be paid by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event, or
(ii) be paid in its entirety by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

5.2 Return of Capital Contributions

	(a)	Failure to Achieve Development and/or Tax Credit
Benchmarks and Standards. If (i) all 48 apartment units in the Apartment Complex shall not have been placed in service by February 1, 2000, (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) or
(ii) by April 1, 2000 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) less than 48 apartment units in the Apartment Complex shall have been occupied by tenants meeting the terms of the Minimum Set-Aside Test under executed leases which shall have received any necessary Agency or Lender approvals at rental levels meeting the requirements of the Rent Restriction Test, or (iii) Permanent Mortgage Commencement shall not have occurred prior to May 1, 2000, (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), or (iv) State Designation shall not have occurred by May 1, 2000, (or any later date fixed by the General Partner with the Consent of the Investment Limited Partner), and by said date the General Partners shall not have made any payment as described in the last sentence of Section 5.1(g) or, if the Investment Limited Partner shall have elected to have all or a portion of any payment under
Section 5.1(g) applied toward future Installment obligations of the Investment Limited Partner, amendments to this Agreement and, if applicable, to the Certificate shall not have been adopted and, in the case of the Certificate, if applicable, filed in the Filing Office, reflecting such event, or (v) the Partnership shall fail to meet the Minimum Set-Aside Test or the Rent Restriction Test by the close of the first year of the Credit Period and/or fails to continue to meet either of those Tests at any time during the sixty (60)-month period commencing on such date or (vi) prior to Permanent Mortgage Commencement, (a) foreclosure proceedings shall have commenced under any Mortgage and such proceedings shall not have been dismissed within thirty
(30) days, or (b) any of the commitments of FmHA to provide the Permanent Mortgage and/or any subsidy financing shall be terminated or withdrawn and not reinstated or replaced within sixty (60) days with terms equally or more favorable to the Investment Limited Partner or terms for which the Consent of the Investment Limited Partner and (if required) the approval of FmHA shall have been obtained, or (vii) if (assuming the buildings constituting the Apartment Complex are not placed in service by December 31, 1998) by January 15, 1999, (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), the Investment Limited Partner shall not have received, in form and substance satisfactory to the Investment Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1998, the Partnership had incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 2000 so that each building in the Apartment Complex is a "qualified building" for the purposes of Section 42 (h)(1)(E)(ii) of the Code, or (vii) if at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1998 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 2000, or (ix) if by May 1, 2000, (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) Cost Certification shall not have occurred, or (x) if by (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) the Breakeven Point shall not have been achieved, or (xii) if by Admission (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) the Partnership shall not have received from the duly authorized agency of the State, a "carryover allocation" of Tax Credit pursuant to Section 42(h)(1)(E) of the Code in an annual dollar amount of not less than $67,300, then the General Partners shall, within five (5) days of the occurrence thereof, send to the Investment Limited Partner and the Special Limited Partner notice of such event and of the General Partners' obligation to repurchase the Interests of the Investment Limited Partner and the Special Limited Partner by paying to the Investment Limited Partner and the Special Limited Partner an amount (the "Repurchase Amount") equal to each such Partner's Invested Amount minus the amount, if any, of such Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to, attorney's fees incurred by or on behalf of such Partner in implementing this Section 5.2(a) in the event the Investment Limited Partner and/or the Special Limited Partner requires such a repurchase. If either the Special Limited Partner or the Investment Limited Partner elects to require a repurchase of its Interest and the payment to it of an amount equal to its Repurchase Amount, it shall send notice thereof to the Partnership within thirty (30) days after the mailing date of the General Partners' notice, or at any time after the occurrence of any of the foregoing if the General Partners shall not have sent such a notice thereof, and the General Partners shall within ten
(10) days after the Partnership receives any such notice from a Partner requiring the purchase of its Interest repurchase the Interest of such Partner and the Special Limited Partner by paying to each such Partner an amount equal to its Repurchase Amount.

	(b)	Lender Disapproval.  If  FmHA shall disapprove, or fail
to give any required approval of, the Investment Limited Partner and/or the Special Limited Partner as a Limited Partner hereunder within one hundred eighty (180) days of the Admission Date, then the Partner being disapproved or not approved shall, effective as of such time or such later time as may be selected by the Partner being disapproved or not approved (or such other time as may be specified by FmHA in its disapproval), at the option of the Partner being disapproved or not approved (if not directed by FmHA to withdraw), cease to be a Limited Partner. The General
Partners shall, within ten (10) days of the effective date of such cessation, pay to the Partner being disapproved or not approved an amount equal to its Invested Amount minus the amount, if any, of such Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to attorney's fees, incurred by or on behalf of such Partner in implementing this Section 5.2(b).

	(c)	Substitution and Indemnification.  Upon receipt by the
Investment Limited Partner and/or the Special Limited Partner of the amount due to it pursuant to either Section 5.2(a) or Section
5.2(b), the Interest of such Partner shall terminate, and the General Partners shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner
(as a result of its participation hereunder) may be subject.

	(d) 	Waiver of Repurchase Right.  The Investment Limited
Partner shall have the right to irrevocably waive its right to have its Interest repurchased pursuant to any clause or clauses of Section 5.2(a), or any portion thereof, at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the General Partners of a written notice stating that the rights being waived pursuant to any specified clause or clauses of Section 5.2(a), or any specified portion thereof, are thereby waived from that date forward.

	(e)	Additional General Partner.  If the General Partners
shall fail to make on the due date therefor any payment required under Section 5.2(a) or Section 5.2(b), time being of the essence, at any time thereafter the Special Limited Partner shall have the option, exercisable in its sole discretion, to cause itself or its designee to be admitted as an additional General Partner, receiving from the pre-existing General Partners, proportionally out of their Interests, in consideration of $10, a one percent (1%) interest in the profits, losses, tax credits and distributions of the Partnership, with the Special Limited
Partner retaining its status as such and its economic interest in the Partnership as the Special Limited Partner not being effected thereby. Upon any such admission of the Special Limited Partner or its designee as an additional General Partner, each of the General Partners hereby agrees that all of its rights and powers hereunder as a General Partner shall automatically be irrevocably delegated to the Special Limited Partner pursuant to Section 6.13 without the necessity of any further action by any Partner. Each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute, deliver and file or record any and all documents and instruments on behalf of such Partner and the Partnership as the Special Limited partner may deem necessary or appropriate in order to effectuate the provisions of this Section 5.2(e) and to allow the additional General Partner to manage the business of the Partnership. The admission of the Special Limited Partner or its designee as an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.


                          ARTICLE VI

          Rights, Powers and Duties of Managing General Partner

6.1 Authorized Acts

	Subject to Section 6.2, Section 6.3, and all other provisions of this Agreement, the General Partners for, in the name and on behalf of the Partnership, are hereby authorized to do the following in furtherance of the purposes of the
Partnership:

	(1) To acquire by purchase, lease, exchange or otherwise any real or personal property;

	(2) To construct, rehabilitate, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

	(3) To borrow money and issue evidences of indebtedness and to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

	(4) To execute the Permanent Mortgage, the other Project
Documents and all such other documents as the General Partners deem necessary or appropriate in connection with the acquisition, development and financing of the Apartment Complex;

	(5) To prepay in whole or in part, refinance or modify the Permanent Mortgage or any other financing affecting the Apartment
Complex;

	(6) To employ the Management Agent (which may be an Affiliate of the General Partners) and to pay reasonable compensation for its services;

	(7)	To employ their respective Affiliates to perform
services for, or sell goods to, the partnership;

	(8)	To execute contracts with FmHA, the State or any
subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment Complex eligible for any public-subsidy program;

	(9) To execute leases of some or all of the apartment units of the Apartment Complex to a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity;
and

	(10) To enter into any kind of activity and to perform and carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State.

6.2 Restrictions on Authority

	(a) Notwithstanding any other Section of this Agreement, the General Partners shall have no authority to perform any act in violation of applicable law, FmHA or other government regulations, requirements of any Lender, or the Project
Documents. In the event of any conflict between the terms of this Agreement and any applicable FmHA or other government regulations or requirements of any Lender, the terms of such regulations or requirements shall govern. Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner:

	(1) To borrow in excess of $10,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or the Working
Capital Loan;

	(2) To borrow from the Partnership or commingle Partnership funds with funds of any other Person;

	(3) Following the Completion Date, to construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

	(4) To acquire any real property in addition to the Apartment Complex;

	(5) Following Permanent Mortgage Commencement, to increase, decrease (except through the fifty-year amortization provided for in the Permanent Mortgage Commencement), modify the terms of or refinance the Permanent Mortgage;

	(6) To rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Minimum Set-Aside Test or the Rent Restriction Test;

	(7) To sell, exchange or otherwise convey or transfer the Apartment Complex or substantially all the assets of the Partnership;

(8) To terminate any agreement with FmHA;

	(9) To cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership;

	(10) To amend the Construction Contract, except for change orders approved by the Lender;

	(11) To pledge or assign any of the Capital Contribution of the Investment Limited Partner or the proceeds thereof; or

	(12) To do any act required to be approved or ratified by all limited partners under the Uniform Act.

	(b) In the event that any General Partner violates any provision of Section 6.2(a), the Special Limited Partner, in its sole discretion, may cause itself or its designee to be admitted as an additional General Partner without any further action by any other Partner. Upon any such admission of an additional General Partner, each pre-existing General Partner shall be deemed to have assigned proportionally to the additional General Partner, automatically and without further action, such portion of its General Partner interest so that the additional General Partner shall receive not less than one-hundreth of one percent (0.01%) interest in the profits, losses, tax credits and distributions of the Partnership in consideration of $1.00 and any other consideration which may be agreed upon. An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the General Partners pursuant to
Section 6.13. Any such additional General Partner shall have the right to withdraw as a General Partner at any time, leaving the pre-existing General Partners once again as the only General Partners, the provisions of Article VII notwithstanding. Each Partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this Section 6.2(b) or to enable any additional General Partner admitted pursuant to this Section 6.2(b) to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.

	(c) Neither the Investment General Partner nor any Affiliate thereof shall be given an exclusive right to sell, or exclusive employment to sell, the Apartment Complex.

6.3 Personal Services

	No General Partner or Affiliate thereof shall receive any salary or other direct or indirect compensation for any services or goods provided in connection with the Partnership or the Apartment Complex, except as may be specifically provided in
Section 6.12 and Article XI or as to which the prior written consent of the Special Limited Partner shall have been obtained to the precise terms thereof prior to the commencement of such services or the provision of such goods. Any Partner may engage independently or with others in other business ventures of every nature and description including the ownership, operation, management, syndication and development of competing real estate; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom.

6.4 Business Management and Control; Tax Matters Partner

	Subject to the provisions of this Agreement, the General Partners shall have the exclusive right to control the business of the Partnership. The Investment Limited Partner shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partner a condition for the effectiveness of an action taken by the General Partners is intended, and no such provision shall be construed, to give the Investment Limited Partner any participation in the control of the Partnership business. Each of the Special Limited Partner and the Investment Limited Partner hereby consents to the exercise by the General Partners of the powers conferred on them by law and this Agreement, and the General Partners agree to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement.
Notwithstanding the foregoing, in no event may the provisions of this Section 6.4 be invoked by any General Partner or by any other Person as an impediment to the ability of either the Investment Limited Partner or the Special Limited Partner to take any action hereunder. All Partners hereby agree that Intervest Partners Corporation shall serve as the "Tax Matters Partner."
In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partner is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging its duties hereunder.

6.5 Duties and Obligations

	(a) The General Partners shall manage the affairs of the Partnership to the best of their ability, shall use their best efforts to carry out the purpose of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of their duties and the business of the Partnership. The General Partners shall promptly take all action which may be necessary or appropriate for the proper development, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations including, without limitation, funding the Construction and Development Fee to the extent Capital Contributions are insufficient. The General Partners are responsible for the management and operation of the Partnership, including the oversight of the rent-up and operational stages of the Apartment Complex.

	(b) The General Partners shall use their best efforts to cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable FmHA and other regulations, (ii) the Minimum Set-Aside Test and (iii) the Rent Restriction Test, and, if necessary, the General Partners shall also use their best efforts to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

	(c) The General Partners shall cause the Partnership to obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under "extended coverage" policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to FmHA, or, if the Apartment Complex is no longer subject to FmHA regulation or requirements, as shall be customary for apartment complexes similar to the Apartment Complex and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes similar to the Apartment Complex, (B) no less than such amounts as may be reasonably requested by the Investment Limited Partner and/or the Special Limited Partner from time to time, and
(C) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $5,000. The Partnership's fire and other casualty insurance shall be in an amount at least equal to the full replacement value of the Apartment Complex. The General Partner shall cause the Partnership and all Partners to be named as additional insured parties on a combined single limit bodily injury and property damage liability insurance policy in the amount of not less than $6,000,000 (of which up to $5,000,000 may be provided under an umbrella policy). Through the Completion Date, or such later date as may be required by FmHA, the General Partners shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of (i) the full replacement value of the Apartment Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by FmHA. Throughout the term of the Partnership, the General Partners shall provide copies of all such policies (or binders) to the Investment Limited Partner promptly after their receipt thereof. Upon the request of the Investment Limited Partner to the General Partners, the General Partners shall cause the applicable insurer to name the Investment Limited Partner as an "additional insured" on each Partnership insurance policy.

	(d) The obligations of the General Partners hereunder shall be the joint and several obligations of each General Partner. Except as otherwise provided in Sections 4.5(b) and 7.1, such obligations shall survive any Withdrawal of a General Partner from the Partnership.

	(e)(1) As required by FmHA and/or the Authority, the General Partners shall establish and maintain reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership. At a minimum, the General Partners shall cause the Partnership to annually deposit $12,350 from its Cash Flow into replacement reserves until fully funded at $123,500; to the extent that Cash Flow (as determined before deduction of this reserve deposit) for any year shall be insufficient to make such deposit in full, the General Partners shall fund such shortfall from their own funds as a Subordinated Loan.

	(e)(2) The General Partners have established a Operating Defecit Escrow Fund in the amount of $40,000, pursuant to a certain Operating Defecit Escrow Fund Agreement by and between the Partnership and Intervest Partners Corporation. Funds in the Operating Defecit Escrow Fund shall be dispersed pursuant to the terms of the Operating Defecit Escrow Fund Agreement.

	(e)(3) The General Partners have established a Social Services Escrow Fund in the amount of $15,000, pursuant to a certain Social Services Escrow Agreement by and between the Partnership and The New Life Ministry, Inc. Funds in the Social Services Escrow Fund shall be dispersed pursuant to the terms of the Social Services Escrow Agreement.

	(f) Each General Partner shall be bound by the Project Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General Partners.

	(g) The General Partners shall take all actions necessary to ensure that the Investment Limited Partner receives the full amount of the Projected Credit, including, without limitation, the rental of apartments to appropriate tenants and the filing of annual certifications as may be required. In this regard, the General Partners shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by qualified tenants by the close of the first year of the Credit Period and throughout the Compliance Period so as to permit the Partnership to be entitled to the Tax Credit throughout the Compliance Period so as to permit the Partnership to be entitled to the maximum available Tax Credit, (ii) the Partnership to comply with all State Tax Credit monitoring procedures, (iii) all dwelling units in the Apartment Complex to be leased for periods of not less than six months to persons satisfying the Rent Restriction Test,
(iv) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (v) all rental units in the Apartment Complex to be of equal quality with comparable amenities available to low-income tenants on a comparable basis without separate fees.

	(h) On or before the Admission Date, the General Partners shall provide to the Investment Limited Partner either (i) an appraisal of the Apartment Complex prepared by a competent independent appraiser or (ii) completed FmHA 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or any successor FmHA or HUD form, any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expense figures for the Apartment Complex.

	(i) The General Partners shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto) or dispose of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Investment Limited Partner with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Apartment Complex.

	(j) The General Partners shall promptly request in writing of FmHA that FmHA cause the Investment Limited Partner to be named as an "interested party" in the Permanent Mortgage documents, so that FmHA will notify the Investment Limited
Partner of any default or other problem under the Permanent
Mortgage.

6.6 Representations and Warranties

	The General Partners represent and warrant to the Investment Limited Partner and the Special Limited Partner as follows:

	(1) The Partnership is a duly organized limited partnership validly existing and in good standing under the laws of the State and has complied with all filing requirements necessary for its existence and to preserve the limited liability of the Investment Limited Partner and the Special Limited Partner.

	(2) No event or proceeding has occurred or is pending or threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the General Partners or any of their Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than legal proceedings which have been bonded against without recourse to Partnership assets in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for. This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex; (y) labor disputes; and (z) acts of any governmental authority.

	(3) No default (or event which, with the giving of notice or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any material provision of the Project Documents, and the same are in full force and effect.

	(4) No Partner or Related Person bears the economic risk of loss with respect to the Permanent Mortgage. No General Partner has, either on its own behalf or on behalf of the Partnership, incurred any financial responsibility with respect to the Partnership prior to the Admission Date, other than as disclosed in writing to the Investment Limited Partner prior to the Admission Date.

	(5) The Apartment Complex is being or has been rehabilitated in a timely manner in conformity with the Project Documents.
There is no violation by the Partnership or the General Partners of any zoning, environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction and use of the Apartment Complex. All appropriate public utilities, including, but not limited to, water, electricity, gas (if called for in the plans and specifications), and sanitary and storm sewers, are or will be available and operating properly for each unit in the Apartment Complex at the time of the first occupancy of such unit.

	(6) The Partnership owns good and marketable fee simple title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are both permitted by the Project Documents and are noted or excepted in the title insurance policy submitted to the Investment Limited Partner as a precondition of its funding the First Installment, as endorsed through the Admission Date, and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

	(7) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by each Affiliate of a General Partner which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of such Affiliate or any agreement by which such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

	(8) Any General Partner which is a corporation (a "Corporation") has been duly organized, is validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by any Corporation of this Agreement nor the performance of any of the actions of any Corporation contemplated hereby has constituted or will constitute a violation of (a) the articles of organization or by-laws of such Corporation, (b) any agreement by which such Corporation is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

	(9) No Event of Bankruptcy has occurred with respect to any General Partner.

	(10) All accounts of the Partnership required to be maintained under the terms of the FmHA Loan Agreement, including, but not necessarily limited to, any account for replacement reserves, are currently funded to the levels required by FmHA.

	(11) If the only General Partner(s) are one or more corporations, then the General Partner(s) have a net worth which satisfies the 89-12 Requirements.

	(12) All payments and expenses required to be made or incurred in order to complete construction of the Apartment Complex in conformity with the Project Documents, to fund any reserves hereunder or under any other Project Document required to be funded at or prior to the later of the Admission Date or Permanent Mortgage Commencement, to satisfy all requirements under the Project Documents and/or which form the basis for determining the principal sum of the Permanent Mortgage and to pay the Construction and Development Fee have been or will be paid or provided for utilizing only (a) the Capital Contribution of the Investment Limited Partner, (b) the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, (c) the available net rental income, if any, earned by the Partnership prior to Permanent Mortgage Commencement (to the extent that it is permitted to be used for such purposes by FmHA), (d) any insurance proceeds and (e) the funds furnished by the General Partners pursuant to Sections 6.5(a) and 6.11(a).

	(13) The amount of Tax Credit which is expected to be allocated by the Partnership to the Investment Limited Partner is $14,019 for 1999; $67,293 per annum for the years 2000 through 2008 (inclusive); and $53,274 for 2009.

	(14) The Apartment Complex is being developed in a manner which satisfies and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Tax Credits.

	(15) No General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored, transported, or disposed of, except if such storage, transport or disposition was and is at all times in compliance with all laws, ordinances, and regulations pertaining thereto; (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, by any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

	(16) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported, or disposed of on the land comprising the Apartment Complex, except to the extent any such storage, transport or disposition was at all times in compliance with all laws, ordinances, and regulations pertaining thereto.

	(17) The Apartment Complex is being developed and will be rented in a manner which satisfies and shall continue to satisfy all restrictions, including tenant income and rent restrictions, applicable to projects generating Tax Credit.

	(18) No building which constitutes any part of the Apartment Complex was last placed in service for any purpose within ten years of the date such building was purchased by the Partnership, the General Partners, or any of them, or any Affiliate of any General Partner.

	(19) No building which constitutes any part of the Apartment Complex has ever been placed into service by any General Partner, or any them, or any Person related to the General Partners or any of them, within the meaning of Section 42 of the Code.

	(20) No building which constitutes any part of the Apartment Complex has received an allocation of low-income housing tax credit for which the fifteen year compliance period is still in effect.

	(21) Within the ten years prior to the Partnership's acquisition of the Apartment Complex, no rehabilitation work has been performed, on any building which constitutes any part of the Apartment Complex, the cost for which was greater than 25% of such building's adjusted basis.

	(22) The total cost of rehabilitation expenses, as that term is defined in Section 42 of the Code, incurred during any 24 month period with respect to each building constituting any part of the Apartment Complex was equal to, or greater than, the greater of (a) ten percent (10%) of such building's unadjusted basis, or $3,000 per low-income housing unit in such building.

	(23) The Partnership has fulfilled all requirements set forth in Section 42 of the Code for each building to qualify for the acquisition and rehabilitation tax credits as set forth in said Section.

	(24)	On or before the Admission date, the General Partners
shall have made capital contributions in the aggregate amount of $100.

6.7 Liability on the Permanent Mortgage

	Neither any General Partner nor any Related Person shall at any time bear the Economic Risk of Loss for the payment of any portion of any Mortgage, and the General Partners shall not permit any other Partner or any Related Person to bear the Economic Risk of Loss for the payment of any portion of any Mortgage.

	6.8 Indemnification of the General Partners

	(a) No General Partner nor any Affiliate thereof shall have liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or Affiliate thereof.

	(b) A General Partner or any Affiliate thereof may be indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Partner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of negligence or misconduct on the part of the General Partner or Affiliate thereof; and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

	(c) Notwithstanding the above, no General Partner or any Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations as to the particular indemnitee and, the court approves the indemnification of such litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and, the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, the Mississippi Securities Division, and any other applicable state securities administrator with respect to the issue of indemnification for securities law violations.

	(d) The Partnership shall not incur the cost of the portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

	(e) The Partnership may indemnify Affiliates of the General Partner under this Section 6.8 only if the loss involves activity in which such Affiliates acted in the capacity of a General
Partner.

	(f) For purposes of this Section 6.8 only, the term "Affiliate" shall mean any Person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by or is under common control with a General Partner;
(ii) owns or controls ten percent (10%) or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or
(iv) if a General Partner is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

6.9 Indemnification of the Partnership and the Limited Partners

	(a) The General Partners will indemnify and hold the Partnership and the Limited Partners harmless from and against any and all losses, damages and liabilities which the Partnership or any Limited Partner may incur by reason of the (a) past, present or future actions or omissions of the General Partner or any of their Affiliates, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to
(i) any Mortgage or (ii) necessary contractual obligations incurred pursuant to FmHA requirements in connection with the operation of the Apartment Complex in the ordinary course of business.

	(b) Notwithstanding the foregoing, no General Partner shall be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.8.

	(c) The General Partners shall indemnify, defend, and hold the Investment Limited Partner harmless from and against any claim brought or threatened against the Investment Limited
Partner or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex. Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Investment Limited Partner with counsel of the Investment Limited Partners' selection, but at the expense of the General Partners. Notwithstanding anything else set forth herein, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

	6.10 Operating Defecits

	Subject to the prior written consent of any Agency (if such consent shall be required under applicable Agency regulations), the General Partner shall be obligated from the later to occur of
(i) Permanent Mortgage Commencement or (ii) the Admission Date to advance funds to meet operating expenses and debt service of the Partnership which exceed operating income available for the payment thereof. The General Partner shall be obligated for a period of thirty-six (36) months, commencing upon Breakeven, to advance funds up to a maximum amount outstanding each year equal to $50,000. In the event that the General Partner shall fail to make any such advance as aforesaid, the Partnership shall utilize amounts (the "Applied Fees") otherwise payable to the General Partner or Affiliates thereof under Section 6.12 to meet the obligations of the General Partner pursuant to this Section 6.10. Such Applied Fees shall also constitute payment and satisfaction of the corresponding amounts payable to the General Partner or Affiliates thereof under Section 6.12 and/or Article X, with the proceeds thereof being applied to such obligations, and the obligation of the Partnership to make such installment payments to the General Partner or the Affiliates thereof pursuant to
Section 6.12 and/or Article X being deemed satisfied to the extent thereof and (b) the Special Limited Partner shall have the option, exercisable in its sole discretion, to cause it or one or more of its designees to be admitted to the Partnership as additional General Partner(s). An additional General Partner so admitted shall automatically, without the need for any further action by any Partner, become the Managing General Partner and be delegated all of the power and authority of all of the General Partners pursuant to Section 6.13, and each Partner hereby grants to any such additional General Partner a power of attorney, coupled with an interest and irrevocable to the extent permitted by law, to execute and deliver any and all instruments and documents which it believes to be necessary or appropriate in order to accomplish the purposes of this Section 6.10 and to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its obligations hereunder, and each other
General Partner shall fully indemnify and hold harmless each additional General Partner from and against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner. For the purpose of this Section 6.10, all expenses shall be paid on a sixty (60)-day current basis.
Moreover, the General Partners may in their discretion at any time advance funds to the Partnership to pay operating expenses and/or debt service of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this Section 6.10 (including any Applied
Fees) shall be Subordinated Loans repayable without interest in accordance with the provisions of Article X. The form and provisions of all Subordinated Loans shall conform to any applicable rules and regulations.

6.11 Obligation to Complete the Rehabilitation of the Apartment
Complex

	(a) The General Partners shall complete the construction of the Apartment Complex substantially in accordance with the plans and specifications approved by FmHA and the Lenders and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges, and shall cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the Permanent Mortgage, the net rental income, if any, of the Apartment Complex generated prior to the later of Permanent Mortgage Commencement or the Admission Date and which is permitted by FmHA to be utilized for any of the purposes hereinafter set forth, the Capital Contribution of the Investment Limited Partner, the
Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, and any insurance proceeds arising out of casualties prior to the later of Permanent Mortgage Commencement or the Admission Date as available from time to time are insufficient to (i) acquire and complete the construction of the Apartment Complex and satisfy all other obligations, all as provided in the first sentence of this Section 6.11(a), (ii) make the special distributions to the General Partners described in Section 10.2(c), (iii) pay the Construction and Development Fee, (iv) arrive at Permanent
Mortgage Commencement in conformity with the Project Documents,
(v) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to any such insurance proceeds, and (vi) provide for all other payments and expenses required to be made or incurred through the later of Permanent Mortgage Commencement or the Admission Date, including the funding of any reserves required hereunder or under any other Project Document, the General Partners shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of FmHA, be reimbursed at or prior to the later of Permanent Mortgage Commencement or the Admission Date only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts not reimbursed through the later of Permanent Mortgage Commencement or Admission Date only out of the proceeds of the Capital Contribution of the Investment Limited Partner as provided in Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the General Partners; provided, however, that, notwithstanding the foregoing, to the extent any such amounts represent items which are properly included in the Partnership's Qualified Basis and result in an increase in the amount of Tax Credit allocated and available to the Partnership over and above the amount of Tax Credit required in order to achieve State Designation ("Includable Items"), the General Partners shall make an additional Capital Contribution in the amount of the Includable Items and the Partnership shall utilize the proceeds of such additional Capital Contribution to pay the Includable Items. In the event that the General Partners shall fail to fund any such deficiency as required by this Section 6.11(a), an amount not in excess of the next installment of the Construction and Development Fee due to the General Partners or any of their Affiliates under Section 6.12 or any other provision hereof shall be applied by the Partnership to meet such obligation of the General Partners, and, to the extent there may still be a deficiency, any amounts otherwise payable as the Annual
Partnership Management Fee or distributable to the General
Partners pursuant to Article X shall be so applied. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the General Partners to advance such amount under this Section 6.11(a) shall be satisfied to the extent of such application.

	(b) The completion of the Apartment Complex shall be secured by a completion bond in an amount at least equal to the full amount of the construction contract for the Apartment Complex or by other security satisfactory to the Investment Limited Partner, which other security may include, but shall not be limited to, the following:

	(i) a written guaranty of completion by a Person, supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; and/or

	(ii) a retention of a reasonable portion of the Capital
Contribution of the Investment Limited Partner and/or fees to the General Partner as a potential offset in the event the General
Partners do not perform in accordance with this Agreement.

6.12 Certain Payments to the General Partners and Others

	(a) The Partnership shall pay to the Managing General Partner a non-cumulative fee (the "Annual Partnership Management Fee") commencing in 1999 for their services in connection with the administration of the day to day business of the Partnership in the amount of $1,400. The Annual Partnership Management Fee for each fiscal year of the Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a) to the extent Cash Flow is available therefor for such year.

	(b) In consideration of their consultation, advice and other services in connection with the construction and development of the Apartment Complex and as consideration for the assignment described in Section 6.14, the Partnership shall pay to the General Partners (or their designee) a construction and development fee (the "Construction and Development Fee") in the principal amount of $36,800 which fee shall be earned in full as to each building in the Apartment Complex as of the date such building is completed. The Construction and Development Fee shall be payable $31,800 from the proceeds of the Third
Installment and $5,000 from the proceeds of the Fourth
Installment Any portion of the Construction and Development Fee which shall not have been paid after payment of the Installments shall be payable from cash flow as set forth in Section 10.2, or as provided elsewhere in this Agreement, with the deferred developer's fee being paid in full by the tenth year of operations. Any amount remaining to be paid at that time will be paid in full by the General Partner, and will be considered a capital contribution to the Partnership as of the date which is six months after it shall have been earned shall accrue interest at the Applicable Federal Rate in effect at the time earned from the date earned through the date of payment; any such interest shall be payable in accordance with the provisions of Article X.

	(c) Upon Admission, the Partnership shall pay $18,000 into an Asset Management Fee Escrow Account from the proceeds of the First Installment. The Partnership shall pay to BCCLP or an Affiliate thereof a fee (the "Asset Management Fee") commencing in 1999 for its services in connection with the Partnership's accounting matters relating to the Investment Limited Partner and assisting with the preparation of tax returns and the reports required by Section 12.7 in the amount of $1,500. The Asset Management Fee shall be payable from the Asset Management Fee Escrow Account.

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6.13 Delegation of General Partner Authority

	If there shall be more than one General Partner serving hereunder, each General Partner may from time to time, by an instrument in writing, delegate all or any of his powers or duties hereunder to another General Partner or General Partners.

	Every contract, deed, mortgage, lease and other instrument executed by any General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) the Partnership was in existence, (b) this Agreement had not been amended in any manner so as to restrict the delegation of authority among General Partners (except as shown in certificates or other instruments duly filed in the Filing Office) and (c) the execution and delivery of such instrument was duly authorized by the General Partners. Any Person may always rely on a certificate addressed to him and signed by any General Partner hereunder:

	(1) As to who are the General Partners or Limited Partners hereunder;

	(2) As to the existence or nonexistence of any fact which constitutes a condition precedent to acts by the General Partners or in any other manner germane to the affairs of the Partnership;

	(3) As to who is authorized to execute and deliver any instrument or document of the Partnership;

	(4) As to the authenticity of any copy of this Agreement and amendments thereto; or

	(5) As to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

6.14 Assignment to Partnership

	The General Partners hereby transfer and assign to the partnership all of their right, title, and interest in and to the Apartment Complex and in and to all of the Project Documents, including, but not limited to, the following: (i) all contracts with architects, supervising architects, engineers and contractors with respect to the development of the Apartment Complex; (ii) all plans, specifications and working drawings heretofore prepared or obtained in connection with the Apartment Complex; (iii) all governmental commitments and approvals obtained, and applications therefor, including, but not limited to, those relating to planning, zoning, building permits and Tax Credit; (iv) any and all commitments with respect to any Mortgage(s); (v) any and all contracts or rights with respect to any agreements with FmHA; and (vi) any other work product related to the Apartment Complex and/or the Partnership.

                         ARTICLE VII

          Withdrawal of a General Partner; New General Partners

7.1 Withdrawal

	(a) No General Partner shall Withdraw from the Partnership (other than by reason of death or adjudication of incompetence or insanity) or sell, assign or encumber its Interest without the Consent of the Investment Limited Partner and all the other General Partners except that if the Special Limited Partner or a designee thereof becomes a General Partner pursuant to Section 4.5(b), Section 5.2(e), Section 6.2 (b) or Section 6.10, it shall not require the consent of any other General Partner to transfer all or any portion of its interest as a General Partner, other than as may be required under the Uniform Act. In the event of any Withdrawal by a General Partner in violation of this Section 7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the Special Limited Partner or its designee, such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all of the Withdrawing Partner's obligations under this Agreement. In addition, upon such Withdrawal and transfer, the Special Limited Partner or its designee shall automatically become a General Partner without further action by the Withdrawing General Partner or any other Partner, and each Partner hereby consents to such transfer and to the admission of the Special Limited Partner or its designee as a General Partner in such a situation. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner.

	(b) If at any time the only General Partners shall be one of more corporations (or partnerships with corporations as sole general partners), they shall be obligated to have a net worth which satisfies the 89-12 Requirements. If the General Partners shall at any time fail to meet the requirements of this Section 7.1(b), then they shall be deemed to have withdrawn from the Partnership in violation of the provisions of this Section 7.1 and shall be subject to the provisions of Section 7.1(a). Notwithstanding the foregoing, the provisions of this Section
7.1(b) shall not apply to the Special Limited Partner or its designee in the event it becomes the sole General Partner.

7.2 Obligation to Continue

	Upon the Withdrawal of a General Partner, the remaining General Partners shall have the right and obligation to continue the business of the Partnership employing its assets and name, all as contemplated by the Uniform Act. Within 30 days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General Partners shall notify the Investment Limited Partner or its designee of such Withdrawal.



7.3 Withdrawal of All General Partners

	If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partner and the Special Limited Partner may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting a successor General Partner. If the Investment Limited Partner and the Special Limited Partner elect to reconstitute the Partnership pursuant to this Section 7.3 and admit the designated successor General Partner, the relationship among the then Partners shall be governed by this Agreement.

7.4 Interest of General Partner After Permitted Withdrawal

	In the event of the Withdrawal of a General Partner not in violation of Section 7.1 and except as otherwise provided in
Section 4.5(b), the Withdrawing General Partner hereby covenants and agrees to transfer to the remaining General Partners or to a successor General Partner selected in accordance with Section
7.3, as the case may be, such portion of the Withdrawing General Partner's Interest as such remaining or successor General
Partners may designate, such transfer to be made in consideration of the payment by the transferee of either the agreed value of such Interest or, if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing
General Partner's Interest designated to be transferred in accordance with the provisions of this Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Uniform Act, and, for the purposes of Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer shall have been made. Any holder of any portion of the Interest of a Withdrawing General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this
Section 7.4 shall become an Additional Limited Partner but (i) with the same share of the profits, losses, tax credits, Cash
Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and (ii) shall not participate in the votes or Consents of the Investment Limited Partner hereunder. The admission of any successor or additional General Partner shall be subject to the consent of FmHA (if required) and the Consent of the Investment Limited Partner.

	7.5	Admission of Additional General Partner(s) under
Certain Circumstances

	In the event each of the General Partners is a corporation and the General Partners at any time, or from time to time, fail to have a net worth which satisfies the 89-12 Requirements, the Special Limited Partner or its designee(s) shall be admitted (and each hereby agrees to be admitted), automatically and without further action by them or any Partner, as additional General Partner(s), notwithstanding any other provision of this Agreement. The General Partners hereby agree to take all action necessary to implement this Section 7.5. Further, the General Partners agree in such event to give prompt written notice thereof to each Lender and to FmHA. If any Lender or FmHA rejects the admission of any additional General Partner so admitted as a General Partner, then such additional General Partner shall withdraw as a General Partner promptly after an additional General Partner acceptable to each Lender and FmHA is admitted to the Partnership. Simultaneously with such admission, each of the previously admitted General Partners shall be deemed to have assigned proportionally to the additional General Partner(s), automatically and without further action, such portion of its General Partner Interest so that the additional General Partner shall receive not less than a one percent (1%) interest (or such greater percentage as may be required either
(i) in the opinion of the Tax Accountants, to assure the partnership status of the Partnership for Federal income tax purposes or (ii) by FmHA) in the profits, losses, tax credits and distributions of the Partnership in consideration of $1.00 and any other consideration which may be agreed upon. An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the General Partners pursuant to
Section 6.13. Each such additional General Partner shall remain a General Partner until a Lender or FmHA shall object thereto in writing or until such time as, in the opinion of the Tax Accountants, the Partnership would continue to be treated as a partnership for Federal income tax purposes notwithstanding their Withdrawal. At such time, each such additional General Partner may, at its option, then Withdraw without the approval of the Limited Partners upon reassignment of its entire Interest to the remaining General Partners. Each partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this
Section 7.5 or to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.

	7.6 Withdrawal of Sole General Partner

	Notwithstanding any other provision of this Article VII to the contrary, and except as provided in Section 4.5, in the event that (a) any sole General Partner shall Withdraw from the Partnership and (b) neither the Special Limited Partner nor the Investment Limited Partner or its designee becomes the successor General Partner hereunder, J. Stephen Nail and Rodney H. Dudley hereby agree, subject only to the approval of FmHA, if required, to make a Capital Contribution of $100 to the Partnership and become the successor General Partner hereunder. The Investment Limited Partner and the Special Limited Partner hereby consent to
J. Stephen Nail and Rodney H. Dudley becoming the successor General Partners subject only to (i) compliance, at the time of succession, with the representations set forth in Sections 6.6(8) and 6.6(11), to the extent applicable, and (ii) the stockholders, officers and directors of Intervest Development Corporation at that time consisting of only J. Stephen Nail and Rodney Dudley and the Investment Limited Partner and the Special Limited
Partner hereby agree to execute and deliver any amendments to this Agreement and/or the Certificate which are necessary to carry out the provisions of this Section 7.6. The entire
Interest of the Withdrawing General Partner as a General Partner hereunder shall be automatically transferred to the successor General Partner hereunder immediately upon the admission of the successor General Partner to the Partnership.

	In the event that J. Stephen Nail and Rodney H. Dudley are unable to meet the requirements set forth in the immediately preceding paragraph to the extent applicable, the selection of a successor General Partner shall be made in accordance with
Section 7.3.

	Further, the General Partners agree in such event to give prompt written notice thereof to FmHA. If FmHA rejects the admission of J. Stephen Nail and/or Rodney H. Dudley as a General Partner, then J. Stephen Nail and/or Rodney H. Dudley shall withdraw as a General Partner promptly after an additional General Partner acceptable to FmHA is admitted to the Partnership. J. Stephen Nail and Rodney H. Dudley hereby agree to use best efforts to obtain such an additional General Partner acceptable to FmHA.

                        ARTICLE VIII

           Transferability of Limited Partner Interests

8.1 Assignments

	(a) Except by operation of law (including the laws of descent and distribution) or Section 8.1(b), no Limited Partner may assign all or any part of its Interest without the written consent of the General Partners, the giving or withholding of which is exclusively within their discretion.

	(b) A Limited Partner, without the consent of the General Partners, may assign to any Person all or any portion of the economic benefits of the ownership of its Interest; provided, however, that such assignment shall not be binding on the Partnership until there shall have been filed with the Partnership by registered mail certified copies of an executed and acknowledged assignment and the written acceptance by the assignee of all the terms and provisions of this Agreement; if such assignment and acceptance are not so filed, the Partnership need not recognize such assignment for any purpose. An assignee of a Limited Partner who does not become a Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

	(c) Every assignee of a Limited Partner Interest (or any portion thereof) who desires to make a further assignment of its Interest shall be subject to all the provisions of this Article
VIII.


	8.2 Substituted Limited Partner

	No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to Section 8.3, the General Partners may, however, in their sole discretion, permit an assignee to become a Substituted Limited Partner. The consent of the General Partners to an assignment of a Limited Partner Interest under Section 8.1 shall not, in and of itself, constitute permission under this Section 8.2.

	Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.


8.3 Restrictions

	(a) No Disposition may be made if such Disposition would violate Section 13.1.

	(b) In no event shall all or any part of a Limited Partner Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

	(c) The General Partners may, in addition to any other requirement they may impose, require as a condition of any Disposition that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish the Partnership and the other Partners with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable Federal and state securities laws.

	(d) Any sale, exchange, transfer or other Disposition in contravention of any of the provisions of this Section 8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

                           ARTICLE IX

                            Borrowings

	9.1	Borrowings

	All Partnership borrowings shall be subject to the terms of this Agreement, including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including
Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of FmHA (if required under applicable FmHA regulations or requirements).
If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, such loans shall be an obligation of the Partnership and (except for advances required by Section 9.1 and Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party. Funds provided by the General Partners to the Partnership pursuant to
Section 6.11(a) shall not constitute borrowings for the purposes of this Section 9.1 or for any other purposes.

                            ARTICLE X

           Profits, Losses, Tax Credits, Distributions
                       and Capital Accounts

10.1 Profits, Losses and Tax Credits

	(a) Subject to Section 10.1(c) and Section 10.4, for each Partnership fiscal year or portion thereof, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and tax credits incurred or accrued on or after the Commencement Date, other than those arising from a Capital Transaction, shall be allocated 99.99% to the Investment Limited Partner, .007% to the Managing General Partner and .003% to the Administrative General Partner.

	(b) Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital
Transaction shall be allocated to the Partners as follows:

As to profits:

	First, that portion of profits (including any profits treated as ordinary income for Federal income tax purposes) shall be allocated to the Partners who have negative Capital Account balances in proportion to the amounts of such balances, provided that no profits shall be allocated to a Partner under this Clause First to increase any such Partner's Capital Account above zero;

	Second, profits in excess of the amounts allocated under Clause First above shall be allocated to the General Partners in an amount equal to the amount of cash distributed or available to be distributed to them pursuant to Clause Second of Section 10.2(b) as to the particular Capital Transaction;

	Third, profits in excess of the amounts allocated under Clauses First and Second above shall be allocated to the Investment Limited Partner in an amount equal to the amount of cash required to pay to the Investment Limited Partner the full amount (including interest) of the Credit Recovery Loans;

	Fourth, profits in excess of the amounts allocated under Clauses First, Second and Third above shall be allocated (i) to the Investment Limited Partner in an amount equal to the sum of
(a) its Invested Amount plus (b) the full amount (including interest) of any Credit Recovery Loans and (ii) to each other Limited Partner in an amount equal to the amount of its respective Invested Amount, reduced (but not below zero) in the case of each Limited Partner (whether under clause (i) or clause
(ii) by the sum of (A) the total amount of all prior cash made to such Limited Partner pursuant to Section 10.2(b), Clause Fifth plus (B) the positive balance in the Capital Account of such Limited Partner prior to the allocation made pursuant to this Clause Fourth;

	Fifth, profits in excess of the amounts allocated under Clauses First, Second, Third and Fourth above shall be allocated to each General Partner in the amount of its respective paid-in Capital Contribution, reduced (but not below zero) by the sum of
(i) the total amount of distributions previously made to it pursuant to Section 10.2(b), Clause Eighth after the application of the first paragraph of Section 10.2(b) to credit amounts distributed under Clause Second of Section 10.2(b) against amounts distributable under Clause Eighth of Section 10.2(b) (and not including the amounts so credited) plus (ii) the positive balance in such General Partner's respective Capital Accounts prior to the allocations made pursuant to this Clause Fifth; and

	Sixth, profits in excess of the amounts allocated under Clauses First, Second, Third, Fourth, and Fifth above shall be allocated to the Partners in the same percentages as cash is distributed under Clause Tenth of Section 10.2(b) after the application of the final sentence of Section 10.2(b) to credit amounts distributed under Clause Second of Section 10.2(b) against amounts distributable under said Clause Tenth (and not including the amounts so credited.)



		As to losses:

	First, an amount of losses shall be allocated to the Partners to the extent and in such proportions as shall be necessary such that, after giving effect thereto, the respective balances in all Partners' Capital Accounts shall be in the ratio of 99.99% for the Investment Limited Partner, .007% to the Managing General Partner and .003% to the Administrative General Partner;

	Second, an amount of losses shall be allocated to the Partners until the balance in each Partner's Capital Account equals the amount of such Partner's Capital Contribution (after the allocation under Clause First above);

	Third, an amount of losses shall be allocated to the Partners to the extent of and in proportion to such Partners'
Capital Account balances (after the allocations under Clauses
First and Second above); and

	Fourth, any remaining amount of losses after the allocations under Clauses First, Second and Third above shall be allocated to the Partners in accordance with the manner in which they bear the Economic Risk of Loss; provided, however, that no Partner bears an Economic Risk of Loss, then any remaining losses shall be allocated 99.99% to the Investment Limited Partner, .007% to the Managing General Partner and .003% to the Administrative General Partner.

	(c) Notwithstanding the foregoing provisions of Sections 10.1(a) and 10.1(b), in no event shall any losses be allocated to the Investment Limited Partner, the Special Limited Partner or any additional General Partner admitted pursuant to any Section 4.5(b), Section 5.2(e), Section 6.2(b), Section 6.10 or Section 7.5, if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in the Investment Limited Partner's Capital Account to exceed such Partner's share of Partnership Minimum Gain plus such Partner's share, if any of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to a Partner by virtue of the application of this Section 10.1(c) shall be allocated to the General Partners, excluding any General Partner which shall have been admitted pursuant to any of Section 4.5(b), Section 5.2(e),
Section 6.2(b), Section 6.10 or Section 7.5. For purposes of this Section 10.1(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.





10.2 Cash Distributions Prior to Dissolution

(a) Cash Flow

	Subject to FmHA approval (if required), Cash Flow for each fiscal year or portion thereof of the Partnership shall be applied as follows:

	First, to the repayment of any Subordinated Loans;

	Second, to the payment of any deferred developer's fee as described in Section 6.12(b).

	Third, to the payment of the Annual Partnership Management Fee attributable to such year;

	Fourth, to the payment of the Social Services Fee, as described in Section 6.12(d), attributable to such year; and

	Fifth, the balance thereof, if any, shall be distributed annually, within seventy-five (75) days after the end of the fiscal year, as follows: (i) from Admission until the Calendar Year ending five (5) years from Admission, 90% to the Managing General Partner, 5% to the Administrative General Partner and 5% to the Investment Limited Partner and (ii) for all years thereafter 50% to the Managing General Partner, 20% to the Administrative General Partner and 30% to the Investment Limited Partner; provided, however, that during such time as FmHA regulations are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as FmHA regulations permit to be distributed.

(b) Distributions of other than Cash Flow

	Prior to dissolution, if the General Partners shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

	First, to the payment of all matured debts and liabilities of the Partnership (including, but not limited to, all expenses of the Partnership incident to the Capital Transaction), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates and (ii) all unpaid fees owing to the General Partners or their Affiliates; and to the establishment of any reserves which the General Partners and the Auditors shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

	Second, if the Permanent Mortgage is in place at the time of such Capital Transaction of if such Capital Transaction constitutes a refinancing of the Permanent Mortgage, to the General Partners in an aggregate amount equal to 5% of the proceeds remaining after the payment of the items set forth in Clause First of this Section 10.2(b);

	Third, to the payment to the Investment Limited Partner of the full amount (including interest) of any Credit Recovery
Loans;

	Fourth, to the payment to each Limited Partner of an amount equal to its Invested Amount, in each case minus any prior distributions made to such Partner under this Clause Fourth, but never an amount less than zero;

	Fifth, to the repayment of any Subordinated Loans;

	Sixth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Credit Recovery Loans and Subordinated Loans) to any of them, including, but not limited to, accrued and unpaid interest on the Construction and Development Fee and the Annual Partnership Management Fee for the fiscal year of the Capital Transaction, but excluding the Working Capital Loan; provided, however, that any debts or obligations to be repaid to any Limited Partner or Affiliate thereof pursuant to this Clause Sixth shall be repaid prior to the repayment of any such debts or obligations to any General Partner or Affiliate thereof;

	Seventh, to the Investment Partnership an amount equal to the paid-in Capital Contributions;

	Eighth, to the repayment to the General Partners of their paid-in Capital Contributions minus any prior distributions made to them under this Clause Eighth and under Section 10.2(c), but never an amount less than zero;

	Ninth, to each partner in an amount equal to the positive balance in his capital account after adjustments pursuant to Clauses First through Eighth of this Section 10.2(b); and

	Tenth, any balance 39.999% to the Investment Limited
Partner, .001% to the Special Limited Partner, 30% to the
Managing General Partner and 30% to the Administrative General
Partner.

	Notwithstanding the foregoing, however, for the purpose of determining the amounts to be distributed under Clauses Seventh and Ninth for a particular Capital Transaction, any distribution to the General Partners under Clause Second for such Capital Transaction shall be credited against and reduce any distributions which would otherwise be made to the General Partners under Clauses Eighth and Tenth (with such credit operating first against Clause Eighth distributions and then against Clause Tenth distributions); and the amount not distributed to the General Partners under Clauses Eighth and Tenth as a result thereof shall be distributed as if it were additional proceeds of such Capital Transaction. Any proceeds of a Capital Transaction distributed to the General Partners under Clause Second which are not currently credited against a distribution to the General Partners under either of Clause
Eighth or Clause Tenth from such Capital Transaction shall be applied as additional credits against any distributions to the General Partners under either Clauses Eighth and Tenth which may be the result of any future Capital Transactions.

	10.3 Distributions Upon Dissolution

	(a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1(b) and 10.3(b). In the event that a General Partner or Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

	(b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation Section 1.704-1(b). This Section 10.3(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partner with the Consent of the Investment Limited Partner.





10.4 Special Provisions

	(a) Except as otherwise provided in this Agreement, all profits, tax exempt income, losses, non-deductible non-capitalizable expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each Partner in such class in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

	(b) Notwithstanding the foregoing provisions of this Article
X:
	(i) If (a) the Partnership incurs recourse obligations or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or (b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations shall be allocated to the General Partners; and second, the balance of such deductions shall be allocated as provided in Section
10.1(a).

	(ii) If any profit arises from the sale or other disposition of any Partnership asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Partners in the proportions that the Partnership deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently-enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Partner who has not received the benefit of those items giving rise to such other recapture income.

	(iii) If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.2(b) or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Section 10.2(b) or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

	(iv) Income, gain, loss and deduction with respect to any asset which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-l(b)(2)(iv)(g).

	(v) The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for Federal income tax purposes shall be allocated in the same manner as set forth in this Article X, except as provided in Section 10.4(b)(iv).

	(vi) If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year, before any other allocation of Partnership items for such taxable year. A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-
(5) applies. All allocations pursuant this Section 10.4(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) and shall be construed as such.

	(vii) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) under Section 704 of the Code.

	(viii) If a Limited Partner unexpectedly receives (a) an allocation of loss or deduction or expenditures described in
Section 705(a)(2)(B) of the Code made (1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to
Section 706(d) of the Code as the result of a change in any Partner's Interest, or (3) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) the amount of such Partner's obligation, if any, to restore a negative balance in such Partner's Capital Account, plus (iii) such Partner's share of Partner Non-Recourse Debt Minimum Gain with respect to which such partner or a Related Person or a Related Person to such Partner bears the Economic Risk of Loss, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.4(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

	(ix) In the event that any fee payable to the General Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

	(x) In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

	(1)	Capital Accounts shall be deemed to be reduced by
Qualified Income Offset Items.

	(2)	Capital Accounts shall be reduced by distributions of
Cash Flow under Section 10.2(a).

	(3)	Capital Accounts shall be reduced by distributions from
Capital Transactions under Section 10.2(b).

	(4)	Capital Accounts shall be increased by any minimum gain
chargeback under Section 10.4(b)(vi) or Section 10.4(b)(vii).

	(5)	Capital Accounts shall be increased by any qualified
income offset under Section 10.4(b)(viii).

	(6)	Capital Accounts shall be increased by allocations of
profits under Section 10.1(a).

	(7) 	Capital Accounts shall be reduced by allocations of
losses under Section 10.1(a).

	(8)	Capital Accounts shall be reduced by allocations of
losses under Section 10.1(b).

	(9)	Capital Accounts shall be increased by allocations of
profits under Section 10.1(b).

	(xi) To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections 10.4(b)(vi), 10.4(b)(vii) and 10.4(b)(viii) had not occurred.

10.5 Authority of the General Partners to Vary Allocations to
Preserve and Protect the Partners' Intent

	(a) It is the intent of the Partners that each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the General Partners are hereby authorized and directed to allocate profits, tax-exempt income, losses, nondeductible non-capitalizable expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, nondeductible non-capitalizable expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, or credits (or any item thereof) not to be permitted by Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.5 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

	(b) In making any allocation (the "New Allocation") under
Section 10.5(a), the General Partners are authorized to act only after having been advised in writing by the Tax Accountants that, under Section 704(b) of the Code, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code.

	(c) If the General Partners are required by Section 10.5(a) to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the General Partners are authorized and directed, only after having been advised in writing by the Tax Accountants that such an allocation is permitted by Section 704(b) of the Code, to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and credits (and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and credits (and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

	(d) New Allocations made by the General Partners under
Section 10.5(a) and Section 10.5(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.


                          ARTICLE XI

                       Management Agent

	A. The General Partner shall engage the Management Agent to manage the Apartment Complex pursuant to the Management
Agreement. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by FmHA or, when the Apartment
Complex is not subject to FmHA regulation, in accordance with a reasonable and competitive fee arrangement. From and after the Admission Date, the Partnership shall not enter into any Management Agreement or modify or extend any Management Agreement unless (i) the General Partners shall have obtained the prior written consent of the Special Limited Partner to the identity of the Management Agent and the terms of the Management Agreement or the modification or extension thereof and (ii) such new
Management Agreement or modified or extended Management Agreement provides that it is terminable by the Partnership on thirty (30) days' notice by the Partnership in the event of any change in the identity of the General Partners.

	B. Notwithstanding the foregoing, however, should the Investment General Partner or an Affiliate thereof perform property management services for the Partnership, property management, rent-up or leasing fees shall be paid to the Investment General Partner or such Affiliate only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) five percent (5%) of the gross revenues of the Apartment Complex. No duplicate property management fees shall be paid to any Person.

	C. If (i) the Management Agent is the General Partner or an Affiliate of the General Partner, and (a) the Apartment Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department or (b) the Partnership shall not have Cash Flow of at least $500 during any year after 1998, or (ii) an Event of Bankruptcy shall occur with respect to the Management Agent, or (iii) the Management Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management Agreement or (iv) there is any change in the identity of the General Partners, or (v) the Management Agent is cited by FmHA, any Tax Credit monitoring or compliance agency of the State or any other governmental agency for a violation or alleged violation of any applicable rules, regulations or requirements, including, but not limited to, non-compliance with the Minimum Set-Aside Test, the Rent Restriction Test or any other Tax Credit-related provision, then upon request by the Special
Limited Partner and subject to FmHA approval, if required, the General Partners must cause the Partnership to promptly terminate the Management Agreement with the Management Agent and appoint a new Management Agent selected by the Special Limited Partner, which new Management Agent shall not be not an Affiliate of the General Partner. Each General Partner hereby grants to the
Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effectuate the provisions of this Article XI.C. Subject to FmHA approval, if required, the Partnership shall not enter into any future management arrangement or renew or extend any existing management arrangement unless such arrangement is terminable without penalty upon the occurrence of the events described in this Article XI.

	D. The General Partners shall have the duty to manage the Apartment Complex during any period when there is no Management
Agent.

ARTICLE XII

Books and Records, Accounting, Tax Elections, Etc.

12.1 Books and Records

	The Partnership shall maintain all books and records which are required under the Uniform Act or by any governmental agency having jurisdiction and may maintain such other books and records as the General Partners in their discretion deem advisable.
Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records.
A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership. The General Partners shall maintain and store all original tenant files in fire proof cabinets in a secure location. Microfiche or other similar storage technologies that are acceptable to the Investment Limited Partner may also be utilized.

12.2 Bank Accounts

	The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the General Partners shall determine. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners may determine. All deposits (including security deposits and other funds required to be escrowed by FmHA) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by FmHA or Mortgage requirements, in interest-bearing accounts or invested in United States Government obligations maturing within one year.

12.3 Auditors

	(a) The Auditors shall prepare, for execution by the General Partners, all tax returns of the Partnership. Prior to the filing of the Partnership tax returns, and in no event later than February 20 of each year, the Auditors shall deliver the tax returns for such year to the Tax Accountants for their review and comment. If a dispute arises between the Auditors and the Tax Accountants over the proper preparation of the tax returns and such dispute cannot be resolved by the Auditors and the Tax Accountants by March 1 of such year, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse BCCLP for all costs and expenses paid to the Tax Accountants for the aforementioned services.

	(b) The Auditors shall annually review FmHA 19308 reports to the Partners and audit and certify all annual financial reports to the Partners, both in accordance with generally accepted auditing standards.

	(c) If the Partnership fails to fulfill any of its obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, at any time thereafter upon notice from the Special Limited Partner that a change in the identity of the Auditors is desired, the General Partners, on behalf of the Partnership, shall promptly terminate the Partnership's engagement of the Auditors, and the prior written consent of the Special Limited Partner must be received to the appointment of replacement Auditors. If no such consent is received to the appointment of replacement Auditors within thirty
(30) days of the notice from the Special Limited Partner to replace the Auditors, then the Special Limited Partner shall appoint replacement Auditors of its own choosing, the cost of which shall be borne by the Partnership as a Partnership expense as approved by FmHA. All Partners hereby grant to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law, coupled with an interest, to so appoint replacement Auditors and to anything else which in the view of the Special Limited Partner may be necessary or appropriate to accomplish the purposes of this Section 12.3(c).

	12.4 Cost Recovery and Elections

	(a) With respect to all depreciable assets for which cost recovery deductions are permitted, the Partnership shall elect to use, so far as permitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof.

	(b) Subject to the provisions of Section 12.5, all other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Auditors, be most advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof.

	12.5 Special Basis Adjustments

	In the event of a transfer of all or any part of the Interest of the Investment Limited Partner or a transfer of all or any part of an interest of a partner and/or holders of beneficial assignee certificates of the Investment Limited Partner, the Partnership shall elect, upon the request of the Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner or partner or holder of beneficial assignee certificate thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

	12.6 Fiscal Year

	The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.





12.7 Information to Partners

	(a) The General Partners shall cause to be prepared and distributed to all Persons who were Partners at any time during a fiscal year of the Partnership:

	(i) Within sixty (60) days after the end of each fiscal year of the Partnership, (A) an audited balance sheet as of the end of such fiscal year, a statement of income, a statement of partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the statement of cash flows, shall be prepared in accordance with generally accepted accounting principles, and (B) an audited report of the activities of the Partnership during the period covered by the report. With respect to any distribution to the Investment Limited Partner, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash
Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contribution of the Investment Limited Partner, (6) borrowed monies, and (7) transactions outside of the ordinary course of business with a description thereof.

	(ii) Within forty-five (45) days after the end of each fiscal year of the Partnership, all information relating to the Partnership and/or the Apartment Complex which is necessary, in the view of the Tax Accountants, for the preparation of the Limited Partners' Federal income tax returns.

	(iii) Within thirty (30) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

			(A) a balance sheet, which may be unaudited;

	(B) a statement of income for the quarter then ended, which may be unaudited;

	(C) a statement of cash flows for the quarter then ended, which may be unaudited;

	(D) a certification of the General Partners that the Apartment Complex and its tenants are in compliance with all applicable federal, state, and local requirements and regulations;

	(E) a low-income housing tax credit monitoring form, a copy of the rent roll for the Apartment Complex, a statement of income and expenses, an operating statement and an Occupancy/Rental
Report, all in the form specified by BCCLP;

	(F) all other information which would be pertinent to a reasonable investor regarding the Partnership and its activities during the quarter covered by the report and

	(b) Within sixty (60) days after the end of each fiscal year of the Partnership a copy of the annual report to be filed with the United States Treasury concerning the status of the Apartment Complex as low-income housing and, if required, a certificate to the appropriate state agency concerning the same.

	(c) Upon the written request of the Investment Limited
Partner for further information with respect to any matter covered in item (a) or item (b) above, the General Partners shall furnish such information within thirty (30) days of receipt of such request.

	(d) Prior to October 15 of each year, the Partnership shall send to the Investment Limited Partner an estimate of the Investment Limited Partner's share of the tax credits, profits and losses of the Partnership for Federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the General Partners and the Auditors.

	(e) Within 15 days after the end of any calendar quarter during which:

	(i) there is a material default by the Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

	(ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

	(iii) any General Partner has received any notice of a material fact which may substantially affect further distributions or Tax Credit allocations to any Limited Partner, or

	(iv) any Partner has pledged or collateralized its Interest in the Partnership,

the General Partner shall send the Investment Limited Partner a detailed report of such event.

	(f) After the Admission Date, the Partnership shall send to the Investment Limited Partner, on or before the tenth day of each month, the monthly housing credit monitoring form, and copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by FmHA.

	(g) On or before May 1st of each of the Partnership's fiscal years, the Partnership shall send to the Investment Limited
Partner a report on operations, in the form supplied by BCCLP.

	(h) Upon receipt, the Partnership shall send to the Investment Limited Partner copies of the Form(s) 8609 evidencing the Tax Credit allocation. Promptly after Permanent Mortgage Commencement, the General Partners shall send to BCCLP a closing binder containing photocopies of the fully-executed versions of all documents signed in connection with the Permanent Mortgage. The General Partners hereby consent to the relevant FmHA District Office, as well as any other applicable FmHA office, providing BCCLP with copies of all material communications between any such office and the General Partners and/or the Partnership, including, but not limited to, any notices of default. From and after any date upon which the General Partners receive notice from the Investment Limited Partner that the Investment Limited Partner would like copies of the monthly rent rolls for the Apartment Complex to be sent to BCCLP, the General Partners shall send copies of the rent rolls to BCCLP no later than ten (10) days after the expiration of each month.

	(i) If the earlier of (A) the Completion Date or (B) the date upon which tenants first occupied apartment units in the Apartment Complex after the rehabilitation of such units shall have occurred six months or more prior to the date upon which the Investment Limited Partner acquired its Interest in the Partnership, then the General Partners shall cause to be prepared and delivered to the Investment Limited Partner within sixty (60) days of the Admission Date the following items:

	(i) An unaudited statement of income of the Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Investment Limited Partner acquired its Interest in the Partnership; and

	(ii) An unaudited statement of income of the Partnership for any fiscal year of the Partnership ending between (A) the earlier of (1) the Completion Date or (2) the date upon which tenants first occupied apartment units in the Apartment Complex after the rehabilitation of such units and (B) the date upon which the Investment Limited Partner acquired its Interest in the Partnership.

	(j) Within thirty (30) days of the Completion Date, the General Partners shall prepare, or cause the Auditors to prepare, and deliver to each Limited Partner a Tax Credit basis worksheet for each building in the Apartment Complex, all in a form specified by BCCLP.

	(k)	By December 1 of each year, the Partnership shall send
to the Investment Limited Partner the Property's operating budget for the following year.

	(l) If the General Partners do not cause the Partnership to fulfill its obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, the General Partners may be required by the Investment Limited
Partner to pay as damages the sum of $200 per day (plus interest at a rate equal to the general base rate of interest established by The First National Bank of Boston or its successors and assigns and announced by it as the rate charged by it to its prime commercial customers on short-term unsecured borrowings as its "base rate" from time to time in effect plus 3%) to the Investment Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partners, and failure to so pay shall constitute a material default of the General Partners hereunder. In addition, if the General Partners shall so fail to pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the Annual Partnership Management Fee, and to the payment of any Cash Flow or Capital Transaction proceeds to which they may otherwise be entitled hereunder. Such payments of the Annual Partnership Management Fee, Cash Flow and Capital Transaction proceeds shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Annual Partnership Management Fee, Cash Flow and Capital Transaction proceeds otherwise due to the General
Partners or their Affiliates.

12.8 Expenses of the Partnership

	(a) All expenses of the Partnership shall be billed directly to and paid by the Partnership.

	(b) Except in extraordinary circumstances, neither the Investment General Partner nor any Affiliate thereof shall be permitted to contract or otherwise deal with the Partnership for the sale of goods or services or the lending of money to the Partnership or the General Partners, except for (i) management services, subject to the restrictions set forth in Article XI.B.,
(ii) loans made by, or guaranteed by, the Investment General Partner or any of its Affiliates, and (iii) those dealings, contracts or provision of services described in the Investment Partnership Agreement or in the Offering Memorandum. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered under such circumstances must be rendered pursuant to a written contract which must contain a clause allowing termination without penalty on sixty (60) days' notice. Goods and services provided under such circumstances must be provided at the lesser of actual cost or the price charged for such goods or services by independent parties.

	(c) In the event extraordinary circumstances arise, the Investment General Partner and its Affiliates may provide construction services in connection with the Apartment Complex. Neither the Investment General Partner nor any of its Affiliates shall provide such services unless it believes it has an adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Investment Limited Partner. Any such services must be reasonable for and necessary to the Investment Limited Partner, actually furnished to the Investment Limited Partner, and provided at the lower of ten percent (10%) of the construction contract rate with respect to the Apartment Complex or ninety percent (90%) of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of costs or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services or other method of allocation acceptable to the accountants for the Investment Limited Partner.

	(d) All services provided by the Investment General Partner or any Affiliate thereof pursuant to Section 12.8(c) must be rendered pursuant to the Investment Partnership Agreement or a written contract which precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty upon sixty (60) days' notice to the Investment General Partner by a vote of a majority in interest of the limited partners and assignees of beneficial interests in the Investment Limited Partner.

	(e) No compensation or fees may be paid by the Partnership to the Investment General Partner or its Affiliates except as described in the Investment Partnership Agreement or in the Offering Memorandum.

ARTICLE XIII

General Provisions

13.1 Restrictions by Reason of Section 708 of the Code

	No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the termination of the Partnership under Section 708 of the Code. This Section 13.1 shall have no application to any required repurchase of the Investment Limited Partner's Interest. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partner may waive the provisions of this Section 13.1 at any time as to a Disposition or series of Dispositions, and in the event of such a waiver, this Section 13.1 shall have no force or effect upon such Disposition or series of Dispositions.

	13.2 Amendments to Certificate

	Within one hundred twenty (120) days after the end of any Partnership fiscal year in which the Investment Limited Partner shall have received any distributions under Article X, the General Partners shall file an amendment to this Agreement reducing by the amount of its allocable share of such distribution the amount of Capital Contribution of the Investment Limited Partner as stated in the last previous amendment to this Agreement. However, Schedule A shall not be amended on account of any such distribution.


	The Partnership shall amend the Certificate at least once each calendar quarter to effect the substitution of Substituted Limited Partners, although the General Partners may elect to do so more frequently. In the case of assignments, where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith hereunder.

	Notwithstanding the foregoing provisions of this Section 13.2, no such amendments to this Agreement need be filed by the General Partners if the Certificate is not required to and does not identify the Limited Partners or their Capital Contributions in such capacity.

13.3 Notices

	Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books.

13.4 Word Meanings

	The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, and each gender (masculine, feminine and neuter) shall include the other genders, unless the context requires otherwise. Each reference to a "Section" or an "Article" refers to the corresponding Section or Article of this Agreement, unless specified otherwise. References to Treasury Regulations (permanent or temporary) or Revenue Procedures shall include any successor provisions.


13.5 Binding Effect

	The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

	13.6 Applicable Law

	This Agreement shall be construed and enforced in accordance with the laws of the State.

13.7 Counterparts

	This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

13.8 Financing Regulations

	So long as any of the Project Documents are in effect, (a) each of the provisions of this Agreement shall be subject to, and the General Partners covenant to act in accordance with, the Project Documents; (b) the Project Documents shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns to the extent expressly provided therein; (c) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect the rent therefrom shall pass to any Person who is not, or does not become, bound by the Project Documents and other FmHA documents in a manner satisfactory to the FmHA; (d) no amendment to any provision of the Project Documents shall become effective without the prior written consent of FmHA (if required); and (e) the affairs of the Partnership shall be subject to FmHA regulation and no action shall be taken which would require the consent or approval of FmHA unless the same is first obtained.
No new Partner shall be admitted to the Partnership, and no Partner shall withdraw from the Partnership or be substituted for without the consent of FmHA (if such consent is then required).
No amendment to this Agreement relating to matters governed by FmHA regulations or requirements shall become effective until the prior written consent of FmHA (if required) to such amendment shall have been obtained.

	Any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of FmHA rules and regulations applicable thereto.

13.9 Separability of Provisions

	Each provision of this Agreement shall be considered separable and (a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and
(b) if for any reason any provision would cause the Investment Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of FmHA and the requirements of any other Lender), such provision or provisions shall be deemed void and of no effect.

13.10 Paragraph Titles

	All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

13.11 Amendment Procedure

	This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner.

	13.12 Extraordinary Limited Partner Expenses

	Any and all costs and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner in connection with exercising rights and remedies against the General Partners with respect to this Agreement, including without limitation, reasonable attorneys' fees, shall be paid by the General Partners on demand. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate of 9%.

	If any General Partner breaches any provision of this Agreement, the Investment Limited Partner and/or the Special Limited Partner may employ an attorney or attorneys to protect its rights hereunder, and the General Partners shall pay on demand the reasonable attorneys' fees and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner, whether or not a legal action is actually commenced against any General Partner by reason of such breech. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate equal to 9%.

13.13 Time of Admission

	The Investment Limited Partner shall be deemed to have been admitted to the Partnership as of the Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Investment Limited Partner be deemed admitted on a date other than as of the Commencement Date, then the General Partners shall select a permitted admission date which is most favorable to the Investment Limited Partner.

REST OF PAGE INTENTIONALLY LEFT BLANK

	WITNESS the execution hereof under seal as of the 1st day of December, 1998.

ORIGINAL (WITHDRAWING)
LIMITED PARTNER:		                 GENERAL PARTNERS:

INTERVEST CORPORATION            		THE NEW LIFE MINISTRY, INC.


By:/s/Rodney H. Dudley
      Rodney H. Dudley            	By:	/s/Nigel H. Cuffie
      Vice President                   Nigel H. Cuffie, its President


                            							INTERVEST PARTNERS CORPORATION

                            							By:	/s/Rodney H. Dudley
                      							          Rodney H. Dudley, its	Vice-President


INVESTMENT LIMITED PARTNER:	       	SPECIAL  LIMITED PARTNER:

BOSTON CAPITAL TAX CREDIT	        		BCTC 94, Inc.
FUND IV, L.P. ,
a Delaware limited
partnership

                            							By:	 /s/Bonnie Kate Fox,
By:	/s/Boston Capital Associates		      Attorney-In-Fact
   	IV, L.P.,                   					   For John P. Manning,
   	its general partner                 its President

	By:	/s/C&M Associates d/b/a
   		Boston Capital Associates,
     its general partner



		By:   /s/Bonnie Kate Fox,
   		   Bonnie Kate Fox,
		      Attorney-In-Fact
		      For John P. Manning,
  		    a general partner

                      	CONSENT AND AGREEMENT

	The undersigned hereby executes this Agreement for the sole purpose of agreeing to the provisions of Article XI of the foregoing Amended and Restated Agreement and Certificate of Limited Partnership notwithstanding any provision of the Management Agreement to the contrary.


                            					INTERVEST CORPORATION

                             				By: /s/Rodney Dudley
                            					    Rodney Dudley, its Vice-President



                              GUARANTY

	The undersigned unconditionally guarantees the performance by the General Partner of all of its obligations under Sections 5.1, 5.2, 6.5, 6.10, 6.11(a) and 12.7(l) of the Second Amended
and Restated Agreement and Certificate of Limited Partnership and hereby waive any right to require that any action be brought against any other Person or to require that resort be made to any security prior to enforcement of this guaranty. The obligations of the undersigned hereunder shall be binding upon the respective heirs, executors and legal representatives of the undersigned. Execution of this Agreement by the undersigned is solely for the purposes of undertaking this guaranty and shall not be deemed to make the undersigned a partner of the partnership.



                                   				/s/Rodney H. Dudley
                                   				Rodney H. Dudley,	Individually

                                							/s/ J. Stephen Nail
                                							J. Stephen Nail, Individually




STATE OF MS		   	)
        			     	) SS.
COUNTY OF	HINDS		)

	BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named Rodney H. Dudley, known to me to be the person who executed the foregoing instrument, and, being duly sworn, acknowledged that the statements therein are true and that he did sign the same as his free act and deed.

	WITNESS my hand and official seal this 27th day of November, 1998.

                            							/s/Julie H. Holbrook
                            							Notary Public

                                   Julie H. Holbrook
                            							Name (Printed)

                           	My Commission Expires:  7/11/2001
                           	My County of Residence: Hinds


STATE OF	   MS		)
            				) SS.
COUNTY OF	HINDS	)

	BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named J. Stephen Nail, known to me to be the person who executed the foregoing instrument, and, being duly sworn, acknowledged that the statements therein are true and that he did sign the same as his free act and deed.

	WITNESS my hand and official seal this 27th day of November, 1998.

                         							Julie H. Holbrook
                         							Notary Public

                               Julie H. Holbrook
                        							Name (Printed)

             							My Commission Expires:  7/11/2001
             							My County of Residence:  HINDS

STATE OF	MS      )
         			     )SS.
COUNTY OF HINDS		)

	BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named Rodney H. Dudley, known to me to be Vice-President of Intervest Partners Corporation and Intervest Corporation, who, being duly sworn, acknowledged that he did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of Intervest Partners Corporation and Intervest Corporation.

	WITNESS, my hand and official seal this 27th  day of November, 1998.

                       							Julie H. Holbrook
                       							Notary Public

                              Julie H. Holbrook
	                       						Name (Printed)

                       							My Commission Expires: 7/11/2001
                         					My County of Residence: HINDS

STATE OF	MS     	)
         		     	)SS.
COUNTY OF HINDS		)

	BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named Nigel H. Cuffie, known to me to be President of The New Life Ministry, Inc., who, being duly sworn, acknowledged that he did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of The New Life Ministry, Inc.

	WITNESS, my hand and official seal this 27th  day of November, 1998.

                      							Julie H. Holbrook
                      							Notary Public

                      							Julie H. Holbrook
                      							Name (Printed)

                      							My Commission Expires:  7/11/2001
                      							My County of Residence: HINDS


COMMONWEALTH OF MASSACHUSETTS		)
                        							)SS.
COUNTY OF SUFFOLK				          )

	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, known to me to be attorney-in-fact for John P. Manning, a general partner of C&M Associates d/b/a Boston Capital Associates, which is the general partner of Boston Capital Associates IV, L.P., Boston Capital Associates IV, L.P. being the general partner of Boston Capital Tax Credit Fund IV, L.P., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of Boston Capital Tax Credit Fund IV, L.P.

	WITNESS, my hand and official seal this 7th day of   December, 1998.

                          							________________________
                          							Notary Public

                          							________________________
                          							Name (Printed)

                          							My Commission Expires:  6/30/2000
                          							My County of Residence:      Essex



COMMONWEALTH OF MASSACHUSETTS		)
                        							)SS.
COUNTY OF SUFFOLK				          )

	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, known to me to be attorney-in-fact for John P. Manning, President of BCTC 94, Inc., who, being duly sworn, acknowledged that she did sign the foregoing instrument as her free act and deed and the free act and deed of BCTC 94, Inc.

	WITNESS, my hand and official seal this 7th day of December, 1998.

                           							_______________________
                           							Notary Public

                            						_______________________
                           							Name (Printed)

                           							My Commission Expires: 6/30/2000
                           							My County of Residence: Essex





                           MERIDIAN HOUSING, L.P.

                                Schedule A

                           As of December 1, 1998


General Partner                        					Capital Contributions

The New Life Ministry, Inc.			                      $10
419 South State Street
Jackson, MS 39207

Intervest Partners Corporation			                  $100
5750 I-55 North Frontage Rd.
Jackson, MS 39211

Special
Limited Partner					                         Capital Contribution

BCTC 94, Inc.						                                 $10
c/o Boston Capital
  Partners, Inc.
One Boston Place
Boston, Massachusetts 02108



Investment            			Total Agreed-to	   		       Paid-In
Limited Partner		       Capital Contribution   	  Capital Contribution*

Boston Capital Tax		          $444,136	             		$288,705
Credit Fund IV, L.P.
c/o Boston Capital
  Partners, Inc.
One Boston Place
Boston, Massachusetts 02108



_________________________
*Paid-in Capital Contribution as of the date of this Schedule A.
Future Installments of Capital Contribution are subject to adjustment and are due at the times and subject to the conditions set forth in the Agreement to which this Schedule is attached.